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                                                                    EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER



                       INVERNESS MEDICAL INNOVATIONS, INC.

                                 ACQUISITION OF

                                   BINAX, INC.

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                                TABLE OF CONTENTS

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                                                                                                              PAGE

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ARTICLE 1. CONSTRUCTION; DEFINITIONS..............................................................................1

         1.1      Certain Matters of Construction.................................................................1
         1.2      Certain Definitions.............................................................................1

ARTICLE 2. THE MERGER.............................................................................................4
         2.1      Procedure for the Merger........................................................................4
         2.2      Surviving Corporation...........................................................................4
         2.3      Conversion of Stock; Merger Consideration.......................................................4
         2.4      Contingent Cash Consideration...................................................................6
         2.5      Dissenter's Rights..............................................................................9
         2.6      Delivery of Merger Consideration...............................................................10
         2.7      Required Withholding...........................................................................11
         2.8      Fractional Shares..............................................................................11
         2.9      Stockholders' Representative...................................................................11
         2.10     Notice to Holders of Company Options...........................................................12
         2.11     Closing........................................................................................12
         2.12     Additional Actions.............................................................................12

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS..........................13

         3.1      Organization; Subsidiaries.....................................................................13
         3.2      Capital Stock..................................................................................14
         3.3      Authority for Agreement........................................................................14
         3.4      Noncontravention...............................................................................15
         3.5      Financial Statements...........................................................................15
         3.6      Absence of Material Adverse Changes and Undisclosed Liabilities................................16
         3.7      Tax Matters....................................................................................17
         3.8      Assets and Properties..........................................................................18
         3.9      Intellectual Property..........................................................................19
         3.10     Compliance With Laws...........................................................................21
         3.11     Regulatory Matters.............................................................................22
         3.12     Litigation.....................................................................................23
         3.13     Employee Benefit Plans.........................................................................24
         3.14     Other Employment Matters.......................................................................25
         3.15     Environmental Matters..........................................................................26
         3.16     Certain Agreements.............................................................................27
         3.17     Brokers' and Finders' Fees.....................................................................28
         3.18     Insurance......................................................................................28
         3.19     Customers, Suppliers, Etc......................................................................28
         3.20     Banking Relationships..........................................................................28
         3.21     Inventory......................................................................................29
         3.22     Warranty Matters; Product Liability............................................................29
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         3.23     Powers-of-attorney.............................................................................29
         3.24     Registration Statement.........................................................................29
         3.25     Disclosure.....................................................................................30
         3.26     Principal Stockholders.........................................................................30

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT..............................................................30

         4.1      Corporate Status of Parent and Merger Sub......................................................31
         4.2      Authority for Agreement........................................................................31
         4.3      Noncontravention...............................................................................31
         4.4      Capitalization.................................................................................32
         4.5      Parent SEC Filings and Financial Statements....................................................32
         4.6      Absence of Certain Changes.....................................................................33
         4.7      Registration Statement.........................................................................33
         4.8      Litigation.....................................................................................34
         4.9      Brokers' and Finders' Fees.....................................................................34
         4.10     Disclosure.....................................................................................34

ARTICLE 5. ADDITIONAL AGREEMENTS.................................................................................34

         5.1      Conduct of Business by the Company.............................................................34
         5.2      Revolving Line of Credit.......................................................................36
         5.3      Notice of Parent Material Adverse Effect.......................................................36
         5.4      Expenses.......................................................................................36
         5.5      Company Consent................................................................................36
         5.6      Further Assurances.............................................................................37
         5.7      Confidentiality; Access to Information.........................................................37
         5.8      Exclusivity....................................................................................37
         5.9      Employment Agreement with Roger Piasio.........................................................38
         5.10     Offer to Myron Hamer...........................................................................38
         5.11     Non-competition................................................................................38
         5.12     Public Announcements...........................................................................39
         5.13     401(k) Plan....................................................................................40
         5.14     Tax-free Reorganization........................................................................40
         5.15     Registration Statement and Prospectus; AMEX....................................................40
         5.16     Updating Disclosure Schedules..................................................................40
         5.17     Audited Financial Statements...................................................................41
         5.18     D&O Tail Insurance.............................................................................41
         5.19     Additional Covenants of Parent.................................................................41
         5.20     Merger Sub.....................................................................................41

ARTICLE 6. CONDITIONS PRECEDENT..................................................................................42

         6.1      Conditions Precedent to the Obligations of Each Party..........................................42
         6.2      Conditions Precedent to Obligation of Parent and Merger Sub....................................42
         6.3      Conditions to Obligations of the Company.......................................................44

ARTICLE 7. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..........................................................45

         7.1      Survival of Representations and Warranties.....................................................45
         7.2      Indemnification by the Principal Stockholders..................................................45
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         7.3      Indemnification by Parent......................................................................46
         7.4      Process of Indemnification.....................................................................46
         7.5      Extension of Time to Satisfy Obligation........................................................47
         7.6      Limitations On Indemnification.................................................................48

ARTICLE 8. TERMINATION; EFFECT OF TERMINATION....................................................................49

         8.1      Termination....................................................................................49
         8.2      Effect of Termination..........................................................................50

ARTICLE 9. DISPUTE RESOLUTION....................................................................................50

         9.1      Alternative Dispute Resolution.................................................................50
         9.2      Amicable Resolution............................................................................50
         9.3      Commencing ADR Process.........................................................................50
         9.4      Selection of Neutral...........................................................................50
         9.5      Time and Place of Hearing......................................................................51
         9.6      Material to be Submitted.......................................................................51
         9.7      Limited Discovery..............................................................................52
         9.8      No Other Discovery.............................................................................52
         9.9      Procedures for Hearing.........................................................................52
         9.10     Post Hearing Briefs............................................................................53
         9.11     Ruling.........................................................................................53
         9.12     Fees and Expenses..............................................................................53
         9.13     Ruling Final...................................................................................53
         9.14     Confidentiality................................................................................53
         9.15     Court Proceedings..............................................................................53

ARTICLE 10. MISCELLANEOUS........................................................................................54

         10.1     Amendments and Supplements.....................................................................54
         10.2     Waiver.........................................................................................54
         10.3     Governing Law..................................................................................54
         10.4     Notice.........................................................................................54
         10.5     Entire Agreement...............................................................................55
         10.6     Binding Effect; Assignability..................................................................55
         10.7     Validity.......................................................................................56
         10.8     Interpretation.................................................................................56
         10.9     Counterparts; Facsimiles.......................................................................56
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         LIST OF EXHIBITS
         Exhibit A         Form of Certificate of Merger
         Exhibit B         Description of Products
         Exhibit C         R&D Budget
         Exhibit D         Form of Consent, Waiver and Escrow Agreement
         Exhibit E         Form of Company Consent
         Exhibit F         Form of Employment Agreement
         Exhibit G         Form of Legal Opinion of Drummond Woodsum & MacMahon
         Exhibit H         Form of Legal Opinion of Foley Hoag

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                          AGREEMENT AND PLAN OF MERGER

       This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of February 8, 2005, by and among (i) Inverness Medical Innovations, Inc., a Delaware corporation ("PARENT"), (ii) a Delaware corporation to be formed as a wholly-owned subsidiary of Parent, as more fully described in
Section 5.20 hereof ("MERGER SUB"), (iii) Binax, Inc., a Delaware corporation (the "COMPANY"), (iv) Roger N. Piasio ("PIASIO") and Myron C. Hamer ("HAMER"), who are stockholders of the Company (together, the "PRINCIPAL STOCKHOLDERS"), and (v) Roger N. Piasio, in his capacity as the Stockholders' Representative hereunder.

                               W I T N E S S E T H

       WHEREAS, the respective boards of directors of Parent and the Company have approved this Agreement, which provides for the merger of the Company with and into Merger Sub (the "MERGER") on the terms and conditions set forth herein and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL");

       WHEREAS, the board of directors of the Company has declared the advisability of this Agreement and recommended its adoption to the stockholders of the Company; and

       WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

       NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                            CONSTRUCTION; DEFINITIONS

       1.1 CERTAIN MATTERS OF CONSTRUCTION. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

       1.2 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

            1.2.1 AFFILIATE: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

            1.2.2 AFFILIATED GROUP: any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

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            1.2.3 COMMERCIAL SOFTWARE: packaged commercial software programs available to the public through retail dealers in computer software or directly from manufacturers or developers which are used in the business of the Company but are not a component of or incorporated in any of the products of the Company.

            1.2.4 COMPANY MATERIAL ADVERSE EFFECT: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, personnel, results of operations or prospects of the Company, except, in each case, to the extent that such change or effect results from or arises out of general economic, industry or political conditions (provided that such general conditions do not affect the Company in a disproportionate manner).

            1.2.5 CONTROL: (including with correlative meaning, controlled by and under common control with): as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            1.2.6 ENCUMBRANCE: any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer under applicable securities laws) or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

            1.2.7 ERISA: the Employee Retirement Income Security Act of 1974, as amended.

            1.2.8 ERISA AFFILIATE: any entity which is, or at any applicable time was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

            1.2.9 KNOWLEDGE: (a) with respect to the Company, the actual Knowledge of Piasio, Hamer, Andrew Wilkinson, Judson Graham, Rita Calnan, Denise Dende (only with respect to the representations and warranties set forth in Sections 3.13 and 3.14) or Norman Moore, (b) with respect to the Principal Stockholders, the actual Knowledge of Piasio or Hamer, and (c) with respect to Parent, the actual Knowledge of Ron Zwanziger, Christopher Lindop, Paul Hempel, any attorney currently employed as in-house counsel of Parent, Jack Wilkens, David Scott, Jerry McAleer or Robert Dicheck; PROVIDED, HOWEVER, that except with respect to the representations and warranties set forth in Section 3.9 (for which actual knowledge shall be required), any individual referred to in clauses
(a), (b) or (c) above will be deemed to have actual Knowledge of a particular fact, circumstance, event or other matter, if such individual could have obtained such Knowledge after reasonable due inquiry and search.


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            1.2.10 LIABILITY: any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            1.2.11 PARENT MATERIAL ADVERSE EFFECT: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, personnel, results of operations or prospects of Parent and its subsidiaries, taken as a whole, except, in each case, (i) to the extent that such change or effect results from or arises out of general economic, industry or political conditions (provided that such general conditions do not affect Parent and its subsidiaries, taken as a whole, in a disproportionate manner), and (ii) that a decline in the market price of Parent's capital stock will not, in and of itself, constitute a Parent Material Adverse Effect.

            1.2.12 PERMITTED ENCUMBRANCES: (a) liens for current taxes not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, none of which are material in the aggregate or individually, and (h) Encumbrances arising under the agreements identified on SCHEDULE 3.9 or SCHEDULE 3.16.

            1.2.13 PERSON: an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

            1.2.14 TAX OR TAXES: any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

            1.2.15 TAX RETURN: any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


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                                    ARTICLE 2
                                   THE MERGER

       2.1 PROCEDURE FOR THE MERGER. The Company shall be merged, in accordance with the applicable provisions of the DGCL, with and into Merger Sub, which shall be the surviving corporation. Merger Sub, as such surviving corporation, is sometimes referred to herein as the "SURVIVING CORPORATION." The Merger shall be effected by filing a Certificate of Merger substantially in the form of EXHIBIT A (the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The effective date of the Merger (the "EFFECTIVE DATE") shall be the date upon which the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware, and the effective time of the Merger (the "EFFECTIVE TIME") shall be the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, all in accordance with Section 2.11.

       2.2 SURVIVING CORPORATION.

            2.2.1 The Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The separate corporate existence of the Company shall cease at the Effective Time.

            2.2.2 The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until the same shall be amended thereafter in accordance with the DGCL and such certificate of incorporation. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until the same shall be amended thereafter in accordance with the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

            2.2.3 The directors and officers of Merger Sub in office immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

            2.2.4 As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.

       2.3 CONVERSION OF STOCK; MERGER CONSIDERATION.

            2.3.1 At the Effective Time, each share of common stock, par value $0.01 per share, of the Company ("COMPANY STOCK"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Company Stock owned by the Company or held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted automatically into the right to receive: (a) the Pro Rata Portion of 1,433,333 shares of common stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK") (the "SHARE CONSIDERATION"); plus (b) the Pro Rata Portion of the Closing Cash Consideration; plus (c) at such time and to the extent it becomes distributable to the stockholders of the Company pursuant and subject to the provisions of the


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Consent, Waiver and Escrow Agreement (as defined in Section 2.6.3), the Pro Rata
Portion of an additional cash amount of up to $600,000 (the "ESCROWED CASH CONSIDERATION"); plus (d) at such time and to the extent earned pursuant and subject to the provisions of Section 2.4, and at such time and to the extent it becomes distributable to the stockholders of the Company pursuant and subject to the provisions of the Consent, Waiver and Escrow Agreement, the Pro Rata Portion of an additional cash amount of up to $11,000,000 (the "CONTINGENT CASH CONSIDERATION"). The Share Consideration, the Closing Cash Consideration, the Escrowed Cash Consideration and the Contingent Cash Consideration are collectively referred to herein as the "MERGER CONSIDERATION."

            2.3.2 For these purposes: (a) "PRO RATA PORTION" means the fraction obtained by dividing one by the total number of Fully Diluted Shares immediately prior to the Effective Time; (b) "FULLY DILUTED SHARES" means the sum of (i) the aggregate number of shares of Company Stock issued and outstanding immediately prior to the Effective Time and (ii) the aggregate number of shares of Company Stock issuable upon the conversion, exercise or exchange of any rights convertible into, or exercisable or exchangeable for, shares of Company Stock, including any Company Options, whether vested or unvested (it being understood however, that nothing herein shall be interpreted as changing or limiting the representation by the Company pursuant to Section 3.2, that no such securities shall be issued and outstanding as of the Closing); (c) the "CLOSING CASH CONSIDERATION" means $8,000,000 less the Excess Amount, if any; (d) the "TRANSACTION EXPENSES" means all costs and expenses incurred by the Company (whether or not paid) in connection with the negotiation, preparation or performance of this Agreement and the consummation of the transactions contemplated hereby; its being understood and agreed that Transaction Expenses shall include fees and disbursements of consultants, investment bankers and other financial advisors, brokers and finders, counsel (including any services rendered by such counsel after the Effective Time in connection with actions incidental to the transactions contemplated hereby) and accountants, but specifically exclude any costs and expenses incurred after the Closing Date by, or relating to the activities of, the Stockholders' Representative or any other party under or in connection with the Consent, Waiver and Escrow Agreement and any costs and expenses relating to any dispute in connection with this Agreement and the transactions contemplated hereby; and (e) the "EXCESS AMOUNT" means the amount, if any, by which the Transaction Expenses exceed (i) $175,000, if the Closing occurs on or prior to February 28, 2005, or (ii) $200,000, if the Closing occurs after February 28, 2005.

            2.3.3 The Transaction Expenses shall be conclusively presumed to include (a) all fees and disbursements paid or payable by the Company to Drummond Woodsum & MacMahon, counsel to the Company, and to Baker, Newman & Noyes, LLC, accountants for the Company, for any period subsequent to December 15, 2004, relating to this Agreement or the transactions contemplated hereby,
(b) all amounts paid or payable by the Company since December 15, 2004 to any broker of finder, including B. Reily & Co., and (c) any expenses of the Principal Stockholders and management of the Company that the Company has reimbursed or agreed to reimburse. Prior to the Closing, the Company shall deliver a certificate to Parent setting forth in reasonable detail all of the Transaction Expenses (the "EXPENSE CERTIFICATE").

            2.3.4 At the Effective Time, each share of the common stock, par value $0.001 per share, of Merger Sub ("MERGER SUB STOCK") issued and outstanding immediately prior to the


                                       5
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Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

            2.3.5 At the Effective Time, each share of Company Stock issued and outstanding immediately prior to the Effective Time owned by the Company or held in the Company's treasury, shall automatically be cancelled and extinguished and no Merger Consideration shall be made and paid in respect thereof.

            2.3.6 If prior to the Effective Time, Parent (a) recapitalizes either through a split-up of the outstanding Parent Common Stock into a greater number, or through a combination of the outstanding Parent Common Stock into a lesser number, (b) reorganizes, reclassifies or otherwise changes the outstanding Parent Common Stock into the same or a different number of shares of other classes or into securities of another entity (other than through a split-up or combination of shares provided for in clause (a) above), or (c) declares a dividend on its outstanding Parent Common Stock payable in shares or securities convertible into shares, then the Share Consideration shall be adjusted appropriately to account for such events.

       2.4 CONTINGENT CASH CONSIDERATION.

            2.4.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

                 (a) "COMMERCIALIZATION PERIOD": the five year period commencing on the Closing Date.

                 (b) "FIRST COMMERCIAL SALE": with respect to each Product, the first final sale transaction during the Commercialization Period, in which physical possession and title to a Product is transferred to a third party, other than to an Affiliate or sub-licensee of Parent, for cash consideration for use with respect to the general public, in any country within the Territory, after regulatory approval, if any is required, for such Product has been obtained in such country; it being understood that such regulatory approval must include all approvals, licenses, registrations or authorizations of any regulatory authority necessary commercially to distribute, sell or market a Product in such country, including, where applicable, (i) pricing and reimbursement approval, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (iii) labeling approval, and (iv) technical, medical and scientific licenses. Sales and transfers for research, development or testing, such as so-called "treatment IND sales" and "named patient sales," shall not be deemed or constitute a First Commercial Sale.

                 (c) "PRODUCTS": the five "rapid" test format products described on EXHIBIT B hereto, which description also includes the performance standards each Product is expected to meet upon completion of its development.

                 (d) "TERRITORY": the United States of America, Canada, each country member of the European Union, Switzerland, Norway, Finland, Turkey and Israel.


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            2.4.2 CERTAIN OBLIGATIONS OF PARENT.

                 (a) Parent acknowledges and agrees that the prospect of receiving the Contingent Cash Consideration was a material factor in the agreement of the Company and the Principal Stockholders to enter into this Agreement. In furtherance of the foregoing, during the Commercialization Period, Parent shall cause the Surviving Corporation to maintain a research and development presence in the State of Maine, within a 20 mile radius from Portland, and dedicate to the R&D Activities (as defined below), at such location, a space of a type and size similar to the space designated for research and development activities of the Products at the facility in Scarborough, Maine the Company is contemplating moving into in April 2005. During the Commercialization Period, the Surviving Corporation's research and development activities shall focus primarily on completing the development and achieving commercialization of the Products (the "R&D ACTIVITIES"), but the Surviving Corporation may, to a lesser extent and at Parent's discretion, continue to support the Company's existing products and otherwise be involved in Parent's other research and development activities and Parent's strategic plan, but in all instances in a manner and at such times as will not distract or delay the Surviving Corporation from the R&D Activities. The R&D Activities shall consist of Product research and development, design, testing and regulatory approval and compliance. In connection with the R&D Activities, the Surviving Corporation shall have access to the technology, assets and resources of Parent which are generally available at or through Parent to other Affiliates of Parent. Parent agrees to cause the funding of the R&D Activities during each calendar year of the Commercialization Period to be no less than the total Committed Budget set forth with respect to such calendar year on EXHIBIT C (the "COMMITTED BUDGET", as the same may be adjusted pursuant to Section 2.4.2(b) below). The Committed Budget for each calendar year shall be made available as and when required and convenient for the performance of the R&D Activities as determined by Piasio or the Replacement (as defined in Section 2.4.2(c)), if appointed; PROVIDED, HOWEVER, that not more than 35% of the Committed Budget allocated to any calendar year shall be made available for, or spent on, the R&D Activities in any one calendar quarter of such year without Parent's prior written consent.

                 (b) If the Committed Budget for any calendar year during the Commercialization Period is not used in its entirety by the end of such calendar year, then an amount equal to the LESSER of (i) the remaining unused balance of such Committed Budget and (ii) $500,000, shall be carried forward and added to the Committed Budget for the immediately succeeding calendar year (and the Committed Budget for such succeeding year shall be adjusted to reflect such addition).

                 (c) In furtherance of the foregoing, Parent further agrees to cooperate fully with a research and development team at the Surviving Corporation that shall perform the R&D Activities (the "PRODUCT DEVELOPMENT TEAM"). The Product Development Team shall initially be led by Piasio throughout the term of his employment pursuant to his Employment Agreement, and Piasio or the Replacement, if appointed, shall have full and complete control (subject to the Committed Budget for each calendar year and subject to the provisions of Section 2.4.2(a)) over a staff of scientists and regulatory personnel selected by him or approved by him for the Product Development

       Team, the hiring and firing of such personnel (subject, however, in each case, to review and approval by Parent's legal and human resources departments, to assure compliance with Parent's hiring and firing policies), the prioritization of all research and development activities relating to the Products, the expenditure of funds thereon, and the selection of the country or countries in which to first register and sell the Product(s). Piasio or the Replacement, if appointed, and members of the Product Development Team shall be allowed to dedicate such percentages of their business time as Piasio or the Replacement, if appointed, may direct to the development and commercialization of the Products.

                 (d) If Piasio's employment with the Surviving Corporation is terminated for any reason during the Commercialization Period, Parent, in consultation with the Stockholders' Representative, will promptly hire a qualified replacement (the "REPLACEMENT"), with a level of compensation and expertise comparable to Piasio's, to head the Product Development Team and continue the R&D Activities in accordance with the provisions of this Section 2.4.

            2.4.3 PAYMENT OF CONTINGENT CASH CONSIDERATION. Upon the completion of a First Commercial Sale with respect to a Product (which First Commercial Sale must occur prior to the expiration of the Commercialization Period), each stockholder of the Company immediately prior to the Effective Time shall be entitled to receive from Parent a cash payment equal to the Pro Rata Portion of $3,666,666.67 for each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) held by such stockholder for each of the first three Products to be commercialized. Each payment, if any, on account of the Contingent Cash Consideration shall be delivered by Parent to the Stockholders' Representative or paid by Parent at the direction of the Stockholders' Representative, within 30 days after the completion of each such First Commercial Sale, and the Stockholders' Representative shall be solely responsible to distribute or arrange for the distribution by Parent of each such payment to the stockholders at such time and to the extent it becomes distributable to the stockholders pursuant and subject to the provisions of the Consent, Waiver and Escrow Agreement. For purposes of clarity, it is hereby specifically agreed that (a) a First Commercial Sale shall occur only once for a particular Product, regardless of how many times that Product may be altered, improved, redesigned, repackaged or reintroduced, and
(b) the aggregate amount of Contingent Cash Consideration shall under no circumstances exceed $11,000,000.

            2.4.4 ACCELERATION OF PAYMENT UPON CERTAIN EVENTS. If Piasio's employment with the Surviving Corporation is terminated during the Commercialization Period as a result of (i) the termination of the Employment Agreement by the Surviving Corporation without Cause (as defined in the Employment Agreement), or (ii) the termination of the Employment Agreement by Piasio pursuant to and in accordance with Section 4(c)(ii) of the Employment Agreement, then the unpaid balance of the Contingent Cash Consideration as of the date of such termination (the "BALANCE") shall immediately become due and payable upon such termination, and Parent shall deliver such payment to the Stockholders' Representative or pay the same at the direction of the Stockholders' Representative, within 30 days after such termination, and the Stockholders' Representative shall be solely responsible to distribute or arrange for the distribution by Parent of such payment to the stockholders at such time and to the extent it becomes distributable to the stockholders pursuant and subject to the provisions of the Consent, Waiver and Escrow Agreement.

            2.4.5 RIGHT TO TERMINATE R&D ACTIVITIES. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement, instrument or document contemplated hereby (including, without limitation, the Employment Agreement and the warrant contemplated thereby), Parent shall have the right, in its sole and absolute discretion, to terminate the R&D Activities (and, consequently, the applicability of the provisions of Section 2.4.2) with respect to any one or more Products during the Commercialization Period; PROVIDED, HOWEVER, that for purposes of the entitlement to receive, and the payment of, the Contingent Cash Consideration pursuant to and in accordance with the provisions of Section 2.4.3, any such termination shall be deemed a First Commercial Sale of any such terminated Product.

            2.4.6 EXPIRATION. The provisions of this Section 2.4 shall automatically expire and be of no further force and effect upon the earlier to occur of (i) the expiration of the Commercialization Period, and (ii) if and when the stockholders of the Company become entitled to receive the entire amount of the Contingent Cash Consideration in accordance with the terms and conditions of this Agreement.

       2.5 DISSENTER'S RIGHTS.

            2.5.1 Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Stock who has demanded and perfected appraisal rights, or who still has the right to demand and perfect appraisal rights, for such shares in accordance with the DGCL and who has not effectively withdrawn or lost such appraisal rights in accordance with the DGCL ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.3, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

            2.5.2 Notwithstanding the provisions of Section 2.5.1, if any holder of shares of Company Stock who demands appraisal of such shares under the DGCL (and who has not voted or consented in writing in favor of the adoption of this Agreement) shall effectively withdraw or forfeit the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares of Company Stock shall automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 2.3, without interest thereon, upon surrender of the certificate representing such shares and compliance with the other requirements set forth in Section 2.5.3.

            2.5.3 The Surviving Corporation shall give Parent prompt notice of any written demands for appraisal of any shares of Company Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company or the Surviving Corporation which relate to any such demand for appraisal, and Parent shall have the right to control all negotiations and proceedings with respect to such demands under the DGCL.

            2.5.4 The Company shall fix the date of the mailing pursuant to
Section 2.6.1 as the record date for purposes of determining the stockholders of the Company entitled to receive the notice required by Section 262(d)(2) of the DGCL.

       2.6 DELIVERY OF MERGER CONSIDERATION.

            2.6.1 As soon as practicable after the Registration Statement (as defined in Section 3.24) is declared effective, Parent and the Company shall mail to each holder of record of Company Stock outstanding as of the date of such mailing, (a) a copy of the Prospectus (as defined in Section 3.24), (b) the notice required by Section 262(d)(2) of the DGCL that appraisal rights are available for any and all shares of Company Stock held by such stockholders, along with a copy of Section 262 of the DGCL, (c) a copy of a Consent, Waiver and Escrow Agreement in substantially the form of EXHIBIT D (the "CONSENT, WAIVER AND ESCROW AGREEMENT"), with instructions for execution and delivery, and
(d) a letter of transmittal in customary form containing such terms and conditions as Parent may reasonably specify (a "TRANSMITTAL LETTER").

            2.6.2 At or promptly after the Effective Time, Parent shall cause its transfer agent to prepare a certificate for each stockholder of the Company as of the Effective Time (other than the holders of Dissenting Shares), each such certificate registered in the name of such stockholder and representing the total number of whole shares of Parent Common Stock issuable to such stockholder pursuant to Section 2.3 (the "STOCKHOLDER'S SHARE CERTIFICATE"). Subject to the provisions of Section 2.7 with respect to withholding, at and after the Effective Time, each stockholder of the Company (other than the holders of Dissenting Shares) shall be entitled to receive (a) such Stockholder's Share Certificate, and (b) a check for the Closing Cash Consideration payable to such stockholder pursuant to Section 2.3, upon delivery to Parent of a certificate or certificates representing the full number of shares of Company Stock held by such stockholder immediately prior to the Effective Time, together with a properly completed and executed Transmittal Letter and with a properly completed and executed Consent, Waiver and Escrow Agreement.

            2.6.3 Concurrently with the mailing to each stockholder of the Company of such Stockholder's Share Certificate and the Closing Cash Consideration payable to such stockholder, subject to and in accordance with the provisions of Section 2.6.2, Parent shall deliver to the Stockholders' Representative or his designee such stockholder's Pro Rata Portion of the Escrowed Cash Consideration. The Stockholders' Representative shall hold and use such Escrowed Cash Consideration in accordance with the terms and conditions of the Consent, Waiver and Escrow Agreement, and each stockholder of the Company shall, upon acceptance by such stockholder of such Stockholder's Share Certificate and portion of the Closing Cash Consideration in accordance with the provisions of Section 2.6.2 (and without any further action by such stockholder or the Stockholders' Representative), be deemed to have agreed to be bound by the terms and conditions of, and become a party to, the Consent, Waiver and Escrow Agreement.

            2.6.4 The Contingent Cash Consideration, or any portion thereof, if and when earned in accordance with the terms and conditions hereof (whether pursuant to Section 2.4.3, Section 2.4.4 or Section 2.4.5), shall be delivered by Parent to the Stockholders' Representative or paid as directed by the Stockholders' Representative, and the Stockholders' Representative shall be solely responsible to distribute or arrange for the distribution by Parent of the Contingent Cash Consideration to the stockholders at such time and to the extent it becomes distributable to the stockholders pursuant and subject to the provisions of the Consent, Waiver and Escrow Agreement.

       2.7 REQUIRED WITHHOLDING. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Provision (as defined in Section 3.10). Without limiting the generality of the foregoing, with respect to Company Options (as defined in Section 3.2.2) which are exercised immediately prior to the Closing, Parent shall be entitled to withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any former holder of such Company Option such amounts or other consideration as may be required to be deducted or withheld by the Company under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Provision in connection with the exercise of such Company Option, and Parent shall first withhold Closing Cash Consideration otherwise payable to such holder pursuant to this Agreement and then, to the extent necessary, Share Consideration otherwise deliverable to such holder pursuant to this Agreement. Any Share Consideration so withheld, shall be valued at $24.00 per share of Parent Common Stock. To the extent such amounts or other consideration are so deducted or withheld, such amounts or other consideration shall be treated for all purposes under this Agreement as having been paid or delivered to the person to whom such amounts would otherwise have been paid or delivered.

       2.8 FRACTIONAL SHARES. Only whole shares of Parent Common Stock will be issued by virtue of the Merger. Any holder of shares of Company Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to which such holder would be entitled) shall have the right to receive in lieu thereof a cash amount equal to the product of such fraction multiplied by $24.00, and such cash amount shall be added to and be paid together with the Closing Cash Consideration payable to such holder pursuant to the Merger.

       2.9 STOCKHOLDERS' REPRESENTATIVE. Piasio, by virtue of the Merger and pursuant to the resolutions set forth in the Company Consent, will be irrevocably appointed as of the Effective Time as attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the stockholders of the Company in connection with the notice and indemnity provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby, and to take such further actions as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the stockholders appointed by him, or after his death or incapacity by Hamer or, after his death or incapacity, any subsequent representative of the stockholders of the Company elected by vote or written consent of holders of a majority of the shares of Company Stock outstanding immediately prior to the Effective Time, being referred to herein as the "STOCKHOLDERS' REPRESENTATIVE"). By his execution hereof, Piasio hereby accepts such appointment and agrees to act as the Stockholders' Representative hereunder. Without limiting the terms of the Consent, Waiver and Escrow Agreement, the Stockholders' Representative shall not be liable to any stockholder of the Company immediately prior to the Effective Time, Parent and their respective Affiliates, or to any other Person with respect to any action taken or omitted to be taken by the

Stockholders' Representative under or in connection with this Agreement, unless such action or omission results from or arises out of fraud or willful misconduct on the part of the Stockholders' Representative. Without limiting the terms of the Consent, Waiver and Escrow Agreement, Parent shall not be liable to any stockholder of the Company immediately prior to the Effective Time and their respective Affiliates, or to any other Person with respect to any action taken or omitted to be taken by the Stockholders' Representative under or in connection with this Agreement, unless such action or omission involves fraud or willful misconduct on the part of Parent. Each of Parent and Merger Sub and each of their respective Affiliates (including, after the Effective Time, the Surviving Corporation) shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each stockholder of the Company. Each stockholder of the Company who shall execute the Company Consent and/or the Consent, Waiver and Escrow Agreement, by such execution and without any further action, and each stockholder who receives Merger Consideration, by such acceptance and without any further action, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of Parent and Merger Sub to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the stockholders of the Company.

       2.10 NOTICE TO HOLDERS OF COMPANY OPTIONS. As soon as practicable, and in any event not later than five business days, after the execution and delivery of this Agreement, the Company shall deliver to each holder of Company Options (as defined in Section 3.2.2) the 15-day or 30-day (as applicable) notice required by the Company Option Plan (as defined in Section 3.2.2) under which the Company Options held by such holder were issued (each, an "OPTION NOTICE"). Each such Option Notice shall inform the holder of the execution of this Agreement and the Merger contemplated hereby, and shall also include the other provisions required or permitted pursuant to the terms and conditions of the applicable Company Option Plan and as the Board of Directors of the Company may direct.

       2.11 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the office of Parent in Waltham, Massachusetts, at a time agreed upon by Parent and the Company, two business days after the satisfaction or waiver of the conditions precedent to the Closing set forth in Article 6, or at such other time, date and location as Parent and the Company agree (the "CLOSING DATE"). At the Closing, (a) the Company and the Principal Stockholders shall deliver to Parent and Merger Sub the various agreements, instruments and documents referred to in Section 6.2, (b) Parent and Merger Sub shall deliver to the Company and the Principal Stockholders the various agreements, instruments and documents referred to in Section 6.3, (c) Merger Sub and the Company shall file the Certificate of Merger with the Secretary of State of the State of Delaware, and
(d) Parent shall have available for delivery the Share Consideration and the Closing Cash Consideration for distribution to those of the Company's stockholders that have not exercised their appraisal rights under DGCL and have complied with the provisions of Section 2.6.1.

       2.12 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall believe or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any estate, property, right, privilege, power, franchise or other asset of the Company or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger or (b) otherwise to carry out the purposes of this Agreement, then (x) each of the Company and Merger Sub and its officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power-of-attorney to execute and deliver all proper assignments and assurances in law and to undertake all other acts necessary or proper to vest, perfect or confirm title to or ownership or possession of such estate, property, rights, privileges, powers, franchises or other assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and (y) the officers and directors of the Surviving Corporation shall be deemed to be fully authorized to take any and all such actions in the name of either the Company, Merger Sub or otherwise.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL STOCKHOLDERS

       The Company (and, with respect to Section 3.26 only, each Principal Stockholder severally and not jointly) represents and warrants to Parent and Merger Sub that, unless otherwise specifically indicated herein, as of the date hereof:

       3.1 ORGANIZATION; SUBSIDIARIES.

            3.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted, and except as would not have a Company Material Adverse Effect, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction where the Company is qualified to do business is listed on SCHEDULE 3.1.

            3.1.2 The Company has no subsidiaries, and except as set forth on
SCHEDULE 3.1, the Company does not own any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity. Apart from the agreements identified on
SCHEDULE 3.9 or SCHEDULE 3.16, the Company has not agreed nor is it obligated to make, nor is it bound by any written or oral agreement, contract, lease, instrument, note, option, warranty, purchase order, license, insurance policy, benefit plan or legally binding commitment or undertaking of any nature under which it is obligated to make any future investment in or capital contribution to any other entity. The Company has never been a general partner of any general partnership, limited partnership or other entity.

            3.1.3 The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation and bylaws of the Company, each as amended to date (together, the "COMPANY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

            3.1.4 The minute books of the Company contain records of all meetings and written consents in lieu of meetings of the Company's board of directors (and any committees thereof, whether permanent or temporary) and stockholders since the date of its incorporation and are accurate in all material respects, and such records accurately reflect all transactions referred to in such minutes and consents. The stock book of the Company accurately reflects record ownership of the Company's capital stock. Parent has been provided with a copy of or access to such minutes or consents and stock books. SCHEDULE 3.1 sets forth a list of the directors and officers of the Company.

       3.2 CAPITAL STOCK.

            3.2.1 The authorized capital stock of the Company consists of 1,400,000 shares of Company Stock, of which 787,628 shares are issued and outstanding (the "SHARES"), and 200,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. The Shares constitute all of the issued and outstanding capital stock of the Company, and are held of record by the stockholders as set forth on SCHEDULE 3.2. The Shares have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

            3.2.2 As of the date hereof, there are 173,750 options (the "COMPANY OPTIONS") outstanding under the Binax, Inc. Stock Option Plan, the Binax, Inc. Stock Option Plan (1992), the Binax, Inc. Stock Option Plan (1993), the Binax, Inc. Stock Option Plan (1997), the Binax, Inc. Stock Option Plan (1998) or otherwise authorized by the Company (the "COMPANY OPTION PLANS"), exercisable into an aggregate of 173,750 shares of Company Stock. SCHEDULE 3.2 sets forth, with respect to each holder of Company Options, the name of such holder, the number of shares under his or her Company Option as of the date hereof, and the exercise price of his or her Company Options. Except as set forth on SCHEDULE 3.2, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Except as set forth on SCHEDULE 3.2, there are no voting trusts or other agreements or understandings to which the Company or the stockholders of the Company are a party with respect to the Shares, and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding Shares or any other equity securities of the Company.

            3.2.3 Each Company Option has been validly authorized and granted by the Company, and as of the Closing all Company Options shall be fully vested and exercisable. As of the Closing, all Company Options that have not been exercised at or prior to the Closing, shall have been irrevocably cancelled.

       3.3 AUTHORITY FOR AGREEMENT. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for the approval of this Agreement by the holders of a majority of the issued and outstanding shares of Company Stock. This Agreement has been, and the other agreements, documents and instruments contemplated hereby to be signed by the Company at or before the Closing will have been, duly executed and delivered by the Company and constitute, or will at the time of their signing constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to
(a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (c) compliance with the provisions of Section 228 of the DGCL with respect to the giving to stockholders of the Company of notice regarding the adoption of the Company Consent.

       3.4 NONCONTRAVENTION. Except as set forth on SCHEDULE 3.4, neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the Company Charter Documents, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company is a party or by which it or any of its assets or properties is bound or which is applicable to it or any of its assets or properties. Except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body, agency or authority, including any court, tribunal or similar body (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

       3.5 FINANCIAL STATEMENTS. The Company has previously furnished Parent with accurate and complete copies of the (a) audited balance sheet and statements of operations, changes in stockholders' equity and cash flows of the Company as of and for the year ended December 31, 2003, and (b) the unaudited balance sheet and statements of operations, changes in stockholders' equity and cash flows of the Company as of and for the year ended December 31, 2004. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "COMPANY FINANCIAL STATEMENTS," and the unaudited balance sheet of the Company as of December 31, 2004 is sometimes referred to herein as the "COMPANY BALANCE SHEET." The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods covered thereby (except as may be set forth in the notes thereto), fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods referred to therein and are consistent with the books and records of the Company; PROVIDED, HOWEVER, that the unaudited Financial Statements referred to in clause (b) are subject to normal recurring adjustments (none of which will be material). The audits of the Company have been conducted in all material respects in accordance with generally accepted auditing standards. The Company Financial Statements have been prepared from the books and records of the Company, and the books and records of the Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements. Set forth on SCHEDULE 3.5 is a complete and accurate list of the bonuses paid and salary increases the Company effected prior to the date hereof.

       3.6 ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED LIABILITIES.

            3.6.1 Except as set forth on SCHEDULE 3.6, since the date of the Company Balance Sheet, the Company has not suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character (other than general economic, industry, political and similar conditions) that could reasonably be expected to result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on SCHEDULE 3.6, since the date of the Company Balance Sheet, the Company has not:

                 (a) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

                 (b) accelerated, terminated, modified, or canceled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $25,000 to which the Company is a party;

                 (c) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

                 (d) granted any license or sublicense of any rights under or with respect to any Company Intellectual Property Rights other than to the Company's distributors, resellers and other licensees under agreements disclosed on SCHEDULE 3.9 or SCHEDULE 3.16;

                 (e) experienced material damage, destruction, or loss (whether or not covered by insurance) to its property (other than ordinary wear and tear not caused by neglect);

                 (f) created or suffered to exist any Encumbrance (other than Permitted Encumbrances) upon any of its assets, tangible or intangible;

                 (g) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                 (h) made or committed to make any capital expenditures or entered into any other material transaction outside the ordinary course of business or involving an expenditure in excess of $50,000;

                 (i) amended or modified in any respect any employment contract or arrangement or any profit sharing, bonus, incentive compensation, severance, employee benefit or multiemployer plans;

                 (j) entered into any employment agreement or collective bargaining agreement or increased the compensation of any of its employees; or

                 (k) committed (orally or in writing) to any of the foregoing.

            3.6.2 The Company has no Liabilities that are not fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect and (ii) Liabilities expressly disclosed on the Schedules delivered hereunder.

       3.7 TAX MATTERS.

            3.7.1 Except as set forth on SCHEDULE 3.7, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return.

            3.7.2 Except as set forth on SCHEDULE 3.7, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            3.7.3 SCHEDULE 3.7 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. The Company has delivered or made available to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 2000.

            3.7.4 The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. No election under Section 1362 of the Code relating to taxation as an S corporation is presently in effect with respect to the Company. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code
Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code
Section 162(m) (or any corresponding provision of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company is not a party to or bound by any Tax allocation or sharing agreement. Except as set forth on
SCHEDULE 3.7, the Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return.

            3.7.5 The unpaid Taxes of the Company (a) did not, as of December 31, 2004, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto), and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Company Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            3.7.6 The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (c) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; or (e) prepaid amount received on or prior to the Closing Date.

            3.7.7 Except as set forth on SCHEDULE 3.7, the Company has not distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or 361.

            3.7.8 The Company has not participated in or cooperated with, nor will it, prior to the Closing Date, participate in or cooperate with, an international boycott within the meaning of Section 999 of the Code.

       3.8 ASSETS AND PROPERTIES.

            3.8.1 The Company does not own any interest in real property.
SCHEDULE 3.8 lists all real property leases to which the Company is a party and each amendment thereto that is in effect as of the date of this Agreement. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim against the Company.

            3.8.2 The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted. The assets owned or leased by the Company include all of the assets, rights and properties necessary for, and all of the assets, rights and properties used or held for use by the Company or any other Person in, the design, development, marketing, production, upgrade, revision, maintenance, licensing or manufacture of any of the Company's products under an FDA-compliant quality system, as the Company has conducted its business prior to and as of the Effective Date. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth on SCHEDULE 3.8, the Company is not, and the Surviving Corporation will not be, restricted from carrying out its business as currently conducted or any part thereof by any agreement, instrument, indenture or court or arbitrational decree to which the Company is a party or to which the Company or its assets are subject. Except as set forth on SCHEDULE 3.8, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except for Permitted Encumbrances, and, except as set forth on
SCHEDULE 3.8 and except for Permitted Encumbrances, pursuant to this Agreement, the Surviving Corporation will be the owner of, or have a valid leasehold interest in, all such properties and assets and will have the unrestricted right and authority to fully use and exploit the same for commercial purposes. None of such properties and assets is in the possession, custody or control of any Person or entity other than the Company.

       3.9 INTELLECTUAL PROPERTY.

            3.9.1 Except as set forth on SCHEDULE 3.9, to the Knowledge of the Company, the Company owns or has a valid right to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, trade secrets, algorithms, databases, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "INTELLECTUAL PROPERTY RIGHTS") (excluding Commercial Software) that are used in the business of the Company as currently conducted by the Company (to the extent owned by the Company, the "COMPANY PROPRIETARY RIGHTS"), free and clear of any and all Encumbrances (other than Permitted Encumbrances).

            3.9.2 To the Knowledge of the Company, immediately following the Effective Time, the Surviving Corporation will own all Company Proprietary Rights necessary for the conduct of the business of the Company as currently conducted, without any infringement or conflict with the rights of others. Except as set forth on SCHEDULE 3.9, all of the rights of the Company in and to the Company Proprietary Rights are freely assignable in its own name, including the right to create derivative works, and the Company is not under any obligation to obtain any approval or consent for use of any of the Company Proprietary Rights.

            3.9.3 To the Knowledge of the Company, as of the Effective Time, the Surviving Corporation will own or have a valid right to use the Intellectual Property Rights and will have the unrestricted right and authority to fully use and exploit the same for commercial purposes, subject in all instances to the limitations set forth in the agreements listed on SCHEDULE 3.9. Except as set forth on SCHEDULE 3.9, the Intellectual Property Rights constitute all intellectual property rights that are or have been useful or necessary for the design, development, manufacture, operation, sale or use of the Company's products or for the conduct of the Company's business, as conducted by the Company prior to the date hereof.

            3.9.4 SCHEDULE 3.9 sets forth, to the Knowledge of the Company, a complete list of all patents, trademarks, trade names, service marks, registered copyrights, and any applications therefor, and all databases and computer software programs or applications (excluding Commercial Software) included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and the names of all registered owners.

            3.9.5 Except as set forth on SCHEDULE 3.9, to the Knowledge of the Company, the Company is not obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of the Intellectual Property Rights.

            3.9.6 SCHEDULE 3.9 sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party, whether as licensor or licensee, and pursuant to which the Company or any other person is authorized to use any Intellectual Property Rights, and includes the identity of all parties thereto. To the Knowledge of the Company, the Company is not in violation of any license, sublicense or other agreement described on such list. Such licenses, sublicenses and other agreements are in full force and effect and, to the Knowledge of the Company with respect to parties other than the Company, are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth on SCHEDULE 3.9, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any such license, sublicense or other agreement, nor entitle any other party to any such license, sublicense or other agreement to terminate or modify such license, sublicense or other agreement.

            3.9.7 To the Knowledge of the Company, all of the Company Proprietary Rights set forth in SCHEDULE 3.9 as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries listed in
SCHEDULE 3.9 have been so duly issued by or registered with (based on certificates or other written documents that the Company has received from such office, register or other offices) or, duly filed in, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. The Company has taken commercially reasonable precautions
(i) to protect its rights in the Company Proprietary Rights and (ii) to maintain the confidentiality of its trade secrets, pending patent applications, know-how and other Company Proprietary Rights the existence or value of which requires such confidentiality, and to the Knowledge of the Company there have been no acts or omissions by the directors, officers or stockholders of the Company or, to the Knowledge of the Company, any other employee, consultant or subcontractor of the Company, the result of which would be to compromise materially the rights of the Company to apply for or enforce appropriate legal protection of such Company Proprietary Rights.

            3.9.8 No claims with respect to the Company Proprietary Rights have been asserted in writing to the Company or, to the Knowledge of the Company, are threatened by any Person nor, except as set forth on SCHEDULE 3.9, to the Knowledge of the Company are there any valid grounds for any bona fide claims
(a) to the effect that the Company is infringing or has infringed the Intellectual Property Rights of any other Person, (b) against the use by the Company of any Intellectual Property Rights used in the business of the Company as currently conducted, or (c) challenging the ownership by the Company, validity or effectiveness of any of the Company Proprietary Rights. To the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee, consultant or subcontractor, or former employee, consultant or subcontractor of the Company. No Company Proprietary Right is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

            3.9.9 Copies of the confidentiality and assignment of inventions agreement (collectively, "CONFIDENTIALITY AND ASSIGNMENT AGREEMENTS") which the Company has entered into with its employees, consultants and advisers who have in the past three years been or that are now engaged in the Company's business, including, without limitation, in the design, development, animal or clinical testing, obtaining regulatory approval, manufacture, quality assurance, distribution or sale of any of the Company's products or the Company Proprietary Rights (collectively, "COMPANY PERSONS") have been made available to Parent. Only Persons employed by the Company (each of whom had executed as of the commencement of his or her employment a Confidentiality and Assignment Agreement) at the time of conception, reduction to practice, development, invention, discovery or design of any Company Proprietary Rights, or consultants or advisers to the Company who were bound by Confidentiality and Assignment Agreements, have participated in the conception, reduction to practice, development, invention, discovery or design of any Company Proprietary Rights, and except as set forth on SCHEDULE 3.9 neither the Company nor any employee, consultant, adviser or other Person participating in the conception, reduction to practice, development, invention, discovery or design of any Company Proprietary Rights has used any facilities or received any remuneration from any academic or research institution or Governmental Entity attributable to such participation.

            3.9.10 To the Knowledge of the Company, neither the Company nor any Company Person has misappropriated or derived any patent, invention, process, method, compound, design, formula or other proprietary or intellectual property rights of any third Person. To the Knowledge of the Company, the practice of the Intellectual Property Rights, as practiced by the Company prior to the Closing, does not infringe or otherwise violate any proprietary rights of any third Person. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement and the use by the Surviving Corporation or any Affiliate of the Surviving Corporation of the Intellectual Property Rights will not infringe or otherwise violate any proprietary rights of any third Person except as set forth on SCHEDULE 3.9. To the Knowledge of the Company, there are no rights owned by any third Person which would prevent the development, except as set forth on SCHEDULE 3.9, manufacture, operation, sale or use by the Company or the Surviving Corporation, or any Affiliate of the Surviving Corporation, of any of the Company's products or conduct of the Company's business, as conduced prior to the Effective Time.

       3.10 COMPLIANCE WITH LAWS. The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "LEGAL PROVISIONS") applicable to it, its properties or other assets or its business or operations, except for instances of noncompliance that individually or in the aggregate have not had and are not reasonably expected to have a Company Material Adverse Effect. The Company has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities (collectively, "COMPANY

PERMITS"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted. There has occurred no default under, or violation of, any such Company Permit, except individually or in the aggregate as has not had and are not reasonably expected to have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.4, the Merger and the transactions contemplated by this Agreement will not cause the revocation or cancellation of any Company Permit. Except for the inspection recently conducted by the FDA (as defined in Section 3.11.1), no action, proceeding or investigation by any Governmental Entity with respect to the Company or any of its properties or other assets is pending or, to the Knowledge of the Company, threatened, nor is there, to the Knowledge of the Company, any reasonable basis therefor.

       3.11 REGULATORY MATTERS.

            3.11.1 The Company is in compliance in all material respects with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration or similar federal, state or local governmental authority (the "FDA") or similar foreign governmental authority ("FOREIGN AUTHORITIES"), the Centers for Disease Control and Prevention, the Department of Agriculture and the Department of Commerce with respect to the collection, sale, labeling, storing, testing, distribution, or marketing of the products being distributed or developed by or on behalf of the Company. The Company has previously delivered or made available to Parent an index of all applications, approvals, registrations or licenses obtained by the Company from the FDA, Foreign Authorities, the Centers for Disease Control and Prevention, the Department of Agriculture or the Department of Commerce or required in connection with the conduct of the business of the Company as it is currently conducted and has made all such information available to Parent.

            3.11.2 All test methods being developed or distributed by the Company that are subject to the jurisdiction of the FDA, the Centers for Disease Control and Prevention, or similar federal, state or local government authorities have been and are being developed, tested, labeled, distributed and marketed in compliance in all material respects with all applicable statutory or regulatory requirements under the Clinical Laboratory Improvement Act of 1988 and its implementing regulations.

            3.11.3 The Company has made available to Parent all written communications and oral communications to the extent reduced to written form between the Company, on the one hand, and the FDA or Foreign Authorities on the other hand, with respect to the Company's products. The Company shall promptly deliver or make available to Parent copies of all written communications and information and records regarding all oral communications reduced to written form, between the Company, on the one hand, and the FDA or Foreign Authorities on the other hand, with respect to the Company or any of its products from the date hereof through the Closing. Except as set forth on SCHEDULE 3.11, the Company is not in receipt of notice of, and, to the Knowledge of the Company, subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to any of its products or to the facilities in which its products are manufactured, collected or handled, by the FDA or Foreign Authorities.

            3.11.4 There are no pending or, to the Knowledge of the Company, threatened actions, proceedings or complaints by the FDA or Foreign Authorities which would prohibit or impede the conduct of the business of the Company as it is currently conducted.

            3.11.5 The Company has not made any material false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities prepared or maintained to comply with the requirements of the FDA or Foreign Authorities relating to the Company or its products.

            3.11.6 The Company has not received any notification, written or oral, that remains unresolved, from Foreign Authorities, the FDA or other authorities indicating that any of the Company's products is misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

            3.11.7 No product of the Company has been recalled, suspended or discontinued as a result of any action by the FDA or any Foreign Authority against the Company or, to the Knowledge of the Company, any licensee, distributor or marketer of any product of the Company in the United States or outside of the United States.

            3.11.8 The Company has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company, nor to the Knowledge of the Company, any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

            3.11.9 The Company's FDA complaint handling system has been made available for review by Parent and contains complete and correct information about all products returned to the Company because of warranty or other problems. The Company's records relating to credits and allowances made with respect to any product have been made available for review by Parent and are true and correct in all material respects. Since January 1, 2002, the Company has made no modifications to any of its products because of warranty or other claims concerning defects in such product. The Company maintains no other records of warranty or other product defect claims other than its FDA complaint handling system.

       3.12 LITIGATION. SCHEDULE 3.12 sets forth all claims, suits, actions and proceedings pending before any Governmental Entity or arbitrator to which the Company is a party. Except as set forth in SCHEDULE 3.12, to the Knowledge of the Company, there are no claims, suits, actions or proceedings threatened against, relating to or affecting the Company or its business, before any Governmental Entity or any arbitrator nor, to the Knowledge of the Company, is there any reasonable basis therefor.

       3.13 EMPLOYEE BENEFIT PLANS.

            3.13.1 SCHEDULE 3.13 contains a correct and complete list of all existing pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, restricted stock, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which are currently maintained by the Company (collectively, the "EXISTING PLANS," and collectively with all such plans, programs or agreements that were maintained by the Company at any time since inception, the "COMPANY PLANS"). The Company has provided or made available to Parent complete copies, as of the date hereof, of all of the Existing Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has provided or made available to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. The Company does not have any "defined benefit plans" as defined in Section 3(35) of ERISA.

            3.13.2 Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No pension plan (as defined by ERISA) previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA Affiliates. With respect to all the Company Plans, the Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Neither the Company Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

            3.13.3 Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under
Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and nothing has occurred since the date of such determination letters which is likely to cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the date hereof under the Company Plan terms and applicable law have been made.

            3.13.4 Except as set forth on SCHEDULE 3.13:

                 (a) all contributions, premiums or other payments due or required to be made to the Company Plans prior to the date hereof have been made as of the date hereof or are properly reflected on the Company Balance Sheet;

                 (b) there are no actions, liens, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan;

                 (c) each Company Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated at all times in material compliance with the provisions of COBRA and any applicable, similar state law; and

                 (d) with respect to any Company Plan that is qualified under
       Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

       3.14 OTHER EMPLOYMENT MATTERS.

            3.14.1 SCHEDULE 3.14 contains the name of each employee of the Company, and each such employee's position, status and starting employment date. No third party has asserted any claim, or, to the Knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company that either the continued employment by, or association with, the Company of any of the present officers or employees of, or consultants to, the Company contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information. Except as set forth on SCHEDULE 3.14, no current employee of the Company has announced an intention to discontinue employment with the Company after the Closing.

            3.14.2 Except as set forth on SCHEDULE 3.14, the Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration, terms and conditions of employment and wages and hours, in each case, with respect to its employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees; (iii) has properly classified independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws; (iv) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on SCHEDULE 3.14, there are no pending, or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. To the Knowledge of the Company, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity. All United States-based employees of the Company are legally permitted to be employed by the Company in the United States of America in their current jobs. Except as set forth in SCHEDULE 3.14, the Company does not have any employment contracts, employee agreements, or consulting agreements currently in effect that are not terminable at will (other than agreements for the sole purpose of providing for the confidentiality of proprietary information or assignment of invention and other than consulting agreements which are not material in substance or amount).

       3.15 ENVIRONMENTAL MATTERS.

            3.15.1 Except as set forth on SCHEDULE 3.15, no underground storage tanks and no legally impermissible amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or, to the Knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that the Company has at any time owned, operated, occupied or leased, except for Hazardous Materials necessary or appropriate for use in connection with the development, design or manufacture of the products of the Company, all of which Hazardous Materials are properly stored and maintained in such volumes as are necessary and permitted for such use. The Phase I environmental study ordered by Parent with respect to the Company's facilities on Read Street in Portland, Maine, which is expected to be completed prior to the Closing Date, will be made available to the Company promptly after its receipt by Parent, and shall be added to the SCHEDULE 3.15 as a permitted supplemental disclosure, and the provisions of Section 5.16.1 shall apply to such supplemental disclosure.

            3.15.2 The Company has not transported, sold, stored, used, manufactured or disposed of Hazardous Materials (collectively "HAZARDOUS MATERIALS ACTIVITIES") in any manner that released or exposed its employees or others to Hazardous Materials in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity. Except as set forth on SCHEDULE 3.15, to the Knowledge of the Company, there is no fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

       3.16 CERTAIN AGREEMENTS. Except as otherwise set forth in the applicable numbered subsection of SCHEDULE 3.16, the Company is not a party to or is bound by:

            3.16.1 any employment or consulting agreement or commitment with any employee or member its Board of Directors, providing any term of employment or compensation guarantee or any consulting agreement or any employment agreement that provides severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law;

            3.16.2 any agreement or plan, excluding any stock option plan, but including any stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            3.16.3 any agreement of indemnification, any guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise;

            3.16.4 any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's freedom to compete in any line of business or in any geographic area or which would so limit Parent or the Company after the Closing or granting any exclusive distribution or other exclusive rights;

            3.16.5 any agreement, obligation or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business;

            3.16.6 any agreement, obligation or commitment providing for annual payments by the Company of $50,000 or more;

            3.16.7 any agreement, obligation or commitment providing for annual payments to the Company of $50,000 or more;

            3.16.8 any agreement, obligation or commitment with any Affiliate of the Company;

            3.16.9 any agreement, obligation or commitment currently in force providing for capital expenditures by the Company in excess of $50,000; or

            3.16.10 any agreement, obligation or commitment not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company.

       Each agreement that is required to be disclosed on SCHEDULE 3.9 or
SCHEDULE 3.16 shall be referred to herein as a "COMPANY CONTRACT". To the Knowledge of the Company, each Company Contract is valid and in full force and effect. Neither the Company nor to the Knowledge of the Company, any other party thereto, is in material breach, violation or default under, and the Company has not received written notice alleging that it has materially breached, violated or defaulted under, any of the terms or conditions of any Company Contract in such a manner as would permit any other party thereto to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies for any or all such alleged breaches, violations, or defaults.

       3.17 BROKERS' AND FINDERS' FEES. Except as set forth on SCHEDULE 3.17, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       3.18 INSURANCE. SCHEDULE 3.18 sets forth a description, including the annual premium, of each such policy or bond which provides coverage for the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid, the Company has no reason to believe that it will be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

       3.19 CUSTOMERS, SUPPLIERS, ETC. The Company has provided Parent with information concerning (i) the largest customers of the Company (in terms of aggregate revenues to the Company during the year ended December 31, 2004) representing in the aggregate 80% of the revenues received by the Company in respect of the twelve months period then ended (such customers being referred to herein as the "MAJOR CUSTOMERS") and (ii) the largest suppliers of the Company (in terms of aggregate charges to the Company during the twelve months ended December 31, 2004) representing in the aggregate 80% of the charges to the Company in respect of the twelve months then ended (such suppliers being referred to herein as the "MAJOR SUPPLIERS"). Except as set forth on SCHEDULE 3.19, since January 1, 2004, (x) there has not been any change in the business relationship with any Major Customer or Major Supplier that would result in a Company Material Adverse Effect, and (y) there has been no material dispute between the Company and any Major Customer or Major Supplier, and the Company has received no notice that any Major Customer intends to reduce its purchases from the Company in any material respect or that any Major Supplier intends to reduce its sale of goods or services to the Company in any material respect.

       3.20 BANKING RELATIONSHIPS. SCHEDULE 3.20 shows the names and locations of all banks and trust companies in which the Company has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

       3.21 INVENTORY. SCHEDULE 3.21 provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Company as of December 31, 2004. All of the Company's existing inventory (as reflected on the Company Balance Sheet, net of any reserve, and that has not been disposed of by the Company since the date of the Company Balance Sheet) is, in all material respects, merchantable, usable and saleable in the ordinary course of business and consistent with the past practices of the Company. The inventory levels, net of reserves as reflected on the Company Balance Sheet, maintained by the Company are adequate for the conduct of the Company's operations in the ordinary course of business and consistent with past practices.

       3.22 WARRANTY MATTERS; PRODUCT LIABILITY. To the Knowledge of the Company, each product sold, leased, licensed or delivered by the Company has been in material conformity with all applicable product specifications and contractual commitments and all express warranties, and to the Knowledge of the Company, the Company has no Liability, individually or in the aggregate (and to the Knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. SCHEDULE 3.22 includes copies of the standard terms and conditions of sale for the Company (containing applicable warranty and indemnity provisions). No product sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale and such other indemnities and warranties disclosed on SCHEDULE 3.22 or in any Company Contract. There are no existing or, to the Knowledge of the Company, threatened product liability, warranty, failure to adequately warn or other similar claims against the Company relating to or involving the products of the Company except as disclosed on
SCHEDULE 3.22. There are no statements, citations, correspondence or decisions by any Governmental Entity stating that any such product is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Entity. There have been no notices of recall served on the Company by any such Governmental Entity with respect to any such product. Except as set forth on SCHEDULE 3.22, to the Knowledge of the Company, there is no (i) fact relating to any product of the Company that would impose upon the Company a duty to recall any such product or a duty to warn customers of a defect in any such product or (ii) latent or overt design, manufacturing or other defect in any such product. No notice of claim has been served against the Company for material renegotiation or price redetermination of any business transaction relating to the business of the Company, and, to the Knowledge of the Company, there are no facts upon which any such claim could reasonably be based.

       3.23 POWERS-OF-ATTORNEY. There are no outstanding powers-of-attorney executed on behalf of the Company.

       3.24 REGISTRATION STATEMENT. The information supplied by the Company for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement to be filed by Parent with the Securities and Exchange Commission (the "SEC") in connection with the issuance of Parent Common Stock in the Merger (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933 (the "SECURITIES ACT") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Company for inclusion in the information statement/prospectus to be filed with the SEC as part of the Registration Statement (the "PROSPECTUS") shall not, on the date the Prospectus is mailed to the Company's stockholders or at any time prior to the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Merger which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

       3.25 DISCLOSURE. To the Knowledge of the Company, none of the information furnished by the Company to Parent in this Agreement, the Schedules hereto, or in any certificate to be executed or delivered pursuant hereto by the Company at or prior to the Closing, is, in any material respect, false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

       3.26 PRINCIPAL STOCKHOLDERS. Each Principal Stockholder, severally and not jointly, represents and warrants to the Company as follows: (a) such Principal Stockholder has the power and authority to enter into this Agreement and to perform his or her obligations hereunder; (b) this Agreement has been, and the other agreements contemplated hereby to be signed by such Principal Stockholder at or before the Closing will have been, duly executed and delivered by such Principal Stockholder and constitute, or will at the time of their signing constitute, valid and binding obligations of such Principal Stockholder, enforceable against him her in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (c) except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Principal Stockholder or the performance by such Principal Stockholder of his or her obligations hereunder; and (d) such Principal Stockholder is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent and Merger Sub jointly and severally represent and warrant to the Company and the stockholders of the Company that, unless otherwise specifically indicated herein, as of the date hereof (it being understood and agreed, however, that the representations and warranties by or with respect to Merger Sub contained in this Article 4 shall be deemed to have been included in this
Article 4 immediately upon the formation of Merger Sub and its becoming a party to this Agreement as contemplated hereby):

       4.1 CORPORATE STATUS OF PARENT AND MERGER SUB.

            4.1.1 Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

            4.1.2 Parent has delivered or made available to the Company true and correct copies of the certificate of incorporation and bylaws of Parent and Merger Sub, each as amended to date (together, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Parent and Merger Sub are not in violation of any of the provisions of the applicable Parent Charter Documents.

       4.2 AUTHORITY FOR AGREEMENT. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for the approval of this Agreement by the holder of all of the issued and outstanding shares of Merger Sub Stock, which Parent represents and warrants will be granted immediately after the execution and delivery of this Agreement. This Agreement has been, and the other agreements, documents and instruments contemplated hereby to be signed by Parent and Merger Sub at or before the Closing will have been, duly executed and delivered by Parent and Merger Sub, as the case may be, and constitute, or will at the time of their signing constitute, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against each of them in accordance with their respective terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

       4.3 NONCONTRAVENTION. Except as set forth in SCHEDULE 4.3, neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the performance by Parent and Merger Sub of their obligations hereunder, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the Parent Charter Documents, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any Encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their assets or properties is bound or which is applicable to Parent, Merger Sub or any of their assets or properties. Except for (a) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (b) the filing of the Registration

Statement with the SEC and the effectiveness of such Registration Statement, no authorization, consent or approval of, or filing with or notice to, any Governmental Entity prior to the Closing is necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby.

       4.4 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, 2,666,667 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("PARENT SERIES A PREFERRED STOCK"), and 2,333,333 shares of undesignated Preferred Stock, par value $0.001 per share ("PARENT UNDESIGNATED PREFERRED STOCK" and together with the Parent Series A Preferred Stock, the "PARENT PREFERRED STOCK"). As of December 31, 2004, (a) 20,710,759 shares of Parent Common Stock were issued and outstanding, and (b) 29,289,241 shares of Parent Common Stock have been authorized and remain reserved for issuance, of which (i) 3,392,110 shares remain reserved for issuance pursuant to Parent's 2001 Stock Option and Incentive Plan (the "PARENT STOCK OPTION PLAN") subject to adjustment on the terms set forth in the Parent Stock Option Plan, (ii) 484,887 shares remain reserved for issuance upon the exercise of outstanding stock options to purchase Parent Common Stock that were not granted under the Parent Stock Option Plan,
(iii) 347,452 shares remain reserved for issuance pursuant to the Parent's 2001 Employee Stock Purchase Plan, as amended, and (iv) 698,993 shares were authorized and remain reserved for issuance upon the exercise of outstanding warrants to purchase shares of Parent Common Stock. No shares of Parent Preferred Stock are issued and outstanding as of the date of this Agreement. There are outstanding options to purchase 3,134,111 shares of Parent Common Stock under the Parent Stock Option Plan, and options to purchase 257,999 shares of Parent Common Stock remain available for grant thereunder. Any shares of Parent Common Stock issued as part of the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Parent is the record and beneficial owner of all of the issued and outstanding capital stock of Merger Sub.

       4.5 PARENT SEC FILINGS AND FINANCIAL STATEMENTS.

            4.5.1 Parent has filed all required forms, reports and documents with the SEC (the "PARENT SEC FILINGS"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Filings, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the foregoing representation does not apply to any misstatement or omission in any Parent SEC Filing filed prior to the date of this Agreement that was superseded by and corrected in a subsequent Parent SEC Filing filed prior to the date of this Agreement. Except as relating to the subject matter disclosed in the Current Report on Form 8-K filed by Parent with the SEC on December 2, 2004, the consolidated financial statements of Parent included in the Parent SEC Filings, as superseded by or corrected in a subsequent Parent SEC Filing filed prior to the date of this Agreement, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly present, in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments). Except as and to the extent disclosed in the Parent SEC filings, since September 30, 2004, there has not been any event, occurrence or development which has had, individually, or in the aggregate, a Parent Material Adverse Effect.

            4.5.2 Except as and to the extent set forth on the balance sheet of Parent as of September 30, 2004 included in Parent's Form 10-Q for the quarter then ended or otherwise disclosed in the notes thereto, such Form 10-Q or any Form 8-K filed by Parent since September 30, 2004 to the date of this Agreement, Parent, as of the date of this Agreement, does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for (a) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2004; (b) liabilities and obligations incurred in connection with this Agreement and the transactions contemplated hereby; and (c) liabilities and obligations that individually or in the aggregate have not had or would not reasonably be expected to have a Parent Material Adverse Effect.

            4.5.3 Notwithstanding the foregoing, the representations and warranties set forth in this Section 4.5 are qualified in all respects by (a) the disclosures set forth in SCHEDULE 4.5, and (b) those disclosures set forth in the Current Report on Form 8-K filed by Parent with the SEC on December 2, 2004, provided that such qualification shall not extend to any subject matter that is not specifically disclosed in such 8-K.

       4.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent SEC Filings filed and publicly available prior to the date of this Agreement, there has not been, since September 30, 2004: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to the Parent's capital stock or securities; (b) any material change in the Parent's accounting principles, practices or methods, except as required by GAAP; (c) to the Knowledge of Parent, any event or development that individually or together with any one or more other events or developments has had or would reasonably be expected to have a Parent Material Adverse Effect; or (d) to the Knowledge of Parent any event or development that would individually or together with any one or more other events or developments reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement by the Parent.

       4.7 REGISTRATION STATEMENT. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Prospectus shall not, on the date the Prospectus is mailed to the Company's stockholders or at any time prior to the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Merger which has become false or misleading. The Registration Statement and the Prospectus will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or the Company's stockholders which is contained in any of the foregoing documents.

       4.8 LITIGATION. Except as set forth on SCHEDULE 4.8 or as disclosed in the Parent SEC Filings, there are no claims, suits, actions or proceedings pending before any Governmental Entity or arbitrator to which the Parent or any Affiliate of Parent is a party that, if determined adversely to Parent, are likely to cause a Parent Material Adverse Effect. Except as set forth on
SCHEDULE 4.8 or as disclosed in the Parent SEC Filings, to the Knowledge of Parent, there are no claims, suits, actions or proceedings threatened against, relating to or affecting Parent or any Affiliate of Parent or its or their business, before any Governmental Entity or any arbitrator nor, to the Knowledge of the Parent, is there any reasonable basis therefor, except for such claims, suits, actions and proceedings that are not likely to cause a Parent Material Adverse Effect.

       4.9 BROKERS' AND FINDERS' FEES. Except for any fees due Covington Associates LLC, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       4.10 DISCLOSURE. To the Knowledge of Parent, none of the information furnished by Parent or Merger Sub to the Company in this Agreement or in any certificate to be executed or delivered pursuant hereto by Parent or Merger Sub at or prior to the Closing, is, in any material respect, false or misleading or contains any misstatement of a material fact, or omits to state any material fact required to be stated in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

       5.1 CONDUCT OF BUSINESS BY THE COMPANY.

            5.1.1 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, except to the extent that Parent shall otherwise consent in advance in writing (which consent shall not be unreasonably withheld, delayed or conditioned), carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep in force its insurance policies, (iii) keep available the services of its present officers and employees and (iv) preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings. In addition, the Company will promptly notify Parent of any Company Material Adverse Effect.

            5.1.2 In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following:

                 (a) Grant any severance or termination pay to any officer or employee in excess of two weeks pay except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

                 (b) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Proprietary Rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practices;

                 (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                 (d) Except as set forth on SCHEDULE 5.1, issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, apart from the issuance of shares of Company Stock upon exercise of Company Options;

                 (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company apart from the equipment listed on SCHEDULE 3.6;

                 (f) Enter into any material strategic relationship or alliance in which the Company agrees to share profits, pay royalties, or grant exclusive rights of any nature to any material assets of the Company to any third party;

                 (g) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company, other than sales of products in the ordinary course of business consistent with past practices;

                 (h) Except in accordance with the provisions of Section 5.2, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person;

                 (i) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, apart from the employee bonuses listed on SCHEDULE 3.5;

                 (j) Modify, amend or terminate any Company Contract or other material contract or agreement to which the Company is a party or enter into any contract or agreement which provides for the Company to incur or pay any amounts in excess of $50,000 over the life of such contract or agreement, except as set forth on SCHEDULE 5.1;

                 (k) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement (but without waiving any of its rights hereunder); or

                 (l) Agree in writing or otherwise to take any of the actions described in this Section 5.1.

       5.2 REVOLVING LINE OF CREDIT. The Company agrees that it shall not draw any funds on its revolving line of credit with KeyBank except in the ordinary course of business for working capital or to purchase the equipment listed on
SCHEDULE 3.6, and in any event only after it provides Parent with written notice at least three days prior to such draw. Without limiting the foregoing, in no event shall the Company have more than $1,400,000 outstanding under such line of credit at any given time. Parent agrees to pay the amount outstanding under such revolving line of credit on the Closing Date with no adjustment to the Merger Consideration.

       5.3 NOTICE OF PARENT MATERIAL ADVERSE EFFECT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent will promptly notify the Company of any Parent Material Adverse Effect.

       5.4 EXPENSES. The Company shall be responsible for the Transaction Expenses, it being understood, however, that any Excess Amount, shall affect the calculation of the Cash Consideration as set forth in Section 2.3. Parent and Merger Sub shall be responsible for all costs and expenses (including fees and disbursements of consultants, investment bankers, and other financial advisors, brokers and finders, counsel and accountants) incurred by them in connection with the matters contemplated hereby.

       5.5 COMPANY CONSENT. Immediately after the execution of this Agreement, each of the Principal Stockholders shall execute a written consent substantially in the form of EXHIBIT E adopting this Agreement (the "COMPANY CONSENT"), PROVIDED, HOWEVER, that nothing in the Company Consent shall limit or qualify in any way a Principal Stockholder's rights hereunder, including the right to terminate this Agreement, and cause the Company to terminate this Agreement in accordance with the terms hereof. The Company Consent shall expire and


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terminate upon termination of this Agreement or the consummation of the transactions contemplated hereby, as applicable. Each of the Principal Stockholders hereby covenants and agrees that such Principal Stockholder shall not revoke his consent to the Company Consent. Promptly after the adoption of the Company Consent, the Company shall give each stockholder of the Company the notice required by Section 228(e) of the DGCL with respect to the adoption of the Company Consent.

       5.6 FURTHER ASSURANCES. The parties shall use all commercially reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party in connection with the taking of any action contemplated by this Agreement and to satisfy the conditions set forth herein to the other party's performance hereof. Promptly after the incorporation in Delaware of Merger Sub, Parent, as the sole stockholder of Merger Sub, shall execute a written consent adopting this Agreement. At any time and from time to time after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments or transfer or assignment, files, books and records, and to do all such further acts and things, as may be reasonably required to carry out the transactions contemplated hereby.

       5.7 CONFIDENTIALITY; ACCESS TO INFORMATION.

            5.7.1 The parties acknowledge that the Company and Parent have previously executed a Mutual Confidential Disclosure Agreement dated as of October 19, 2004 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

            5.7.2 Each of Parent and the Company will afford the other party and its accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Closing to obtain such information concerning the business, including the status of product development efforts, properties, customers, suppliers, results of operations and personnel, as the other party may reasonably request. In addition, Parent and its agents shall have access from time to time to the real property owned or leased by the Company for the purpose of performing a Phase I environmental study, and the Company shall assist Parent and its agents in performing such study as Parent may reasonably request. Subject only to the provisions of Section 7.6.7, no information or Knowledge obtained by a party in any investigation pursuant to this Section 5.7.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

       5.8 EXCLUSIVITY.

            5.8.1 From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to its terms, the Company and the Principal Stockholders will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other

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action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal,
(iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

       For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to, or involving: (A) any acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than a 15% beneficial ownership interest in the total outstanding voting securities of the Company apart from transfers upon the death of a stockholder to a member of his or her immediate family or to a trust for the benefit of his or her immediate family; (B) any merger, consolidation, business combination or similar transaction involving the Company; (C) any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any material assets of the Company; or (D) any liquidation or dissolution of the Company.

            5.8.2 In addition to the obligations of the Company set forth in
Section 5.8.1, the Company as promptly as practicable shall advise Parent orally and in writing of an Acquisition Proposal or any request for nonpublic information or other inquiry which the Company reasonably believes could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry.

       5.9 EMPLOYMENT AGREEMENT WITH ROGER PIASIO. At the Closing, Parent and Piasio shall enter into a five year Employment Agreement substantially in the form of EXHIBIT F.

       5.10 OFFER TO MYRON HAMER. At the Closing, the Surviving Corporation shall offer Hamer employment with the Surviving Corporation for a period of one year after the Closing Date on substantially the same terms under which he is employed by the Company on the date hereof.

       5.11 NON-COMPETITION.

            5.11.1 Each of the Principal Stockholders hereby agrees that, in consideration of the Merger Consideration delivered to such Principal Stockholder pursuant to this Agreement, from and after the Closing Date until the fifth anniversary of the Closing Date (the "RESTRICTION PERIOD"), such Principal Stockholder shall not, without the prior written consent of Parent, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, lend his name to, invest in, or otherwise be connected or affiliated in any manner with the management, ownership, operation or control of, any business, venture or activity that engages in selling, marketing, producing, manufacturing, packaging, distributing, designing or developing any product, product line, or service that in any way or manner competes with or is similar to any currently existing product, product line or service of the Company, or with any product, product line or service of the Surviving Corporation which may be in existence or in development at any time during the Restriction

Period and of which such Principal Stockholder shall have Knowledge; PROVIDED, HOWEVER, that no Principal Stockholder shall be considered to be in default of this Section 5.11.1 solely by virtue of holding for portfolio purposes as a passive investor not more than two percent (2%) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market; and PROVIDED FURTHER, that the Principal Stockholder shall not be prohibited from continuing involvement with Parent or the Surviving Corporation.

            5.11.2 Each Principal Stockholder hereby agrees that, in consideration of the Merger Consideration delivered to such Principal Stockholder pursuant to the provisions of this Agreement, during the Restriction Period, such Principal Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) solicit, persuade, encourage, hire or take any other action which is intended to induce any other employee of the Surviving Corporation to terminate his/her employment with the Surviving Corporation in order to become employed by or otherwise perform services for any other Person, (b) interfere in any manner with the employment relationship between the Surviving Corporation and any employee of the Surviving Corporation, or (c) solicit, persuade, encourage or take any other action which is intended to induce (i) any manufacturer, supplier or other business partner of Parent or any of its Affiliates to adversely alter, to modify or to discontinue its relationship with Parent or any of its Affiliates or (ii) any Customer (as hereinafter defined) to discontinue, or not to commence, purchasing from Parent or any of its Affiliates. For purposes of this Agreement, "CUSTOMER" shall mean any Person (y) to whom or which Parent or any of its Affiliates, or any representative of Parent or any of its Affiliates, has sold or distributed its products or services within the three years period prior to the relevant date or
(z) from whom or which Parent or any of its Affiliates has solicited sales or distribution of its products or services within the three years period prior to the relevant date. The provisions of this Section 5.11.2 shall in no way restrict either Principal Stockholder from (A) advertising for employees in a business with which he may be involved, or (B) from hiring any employee of Parent and its Affiliates that responds to such an advertisement, provided that the Principal Stockholder may not hire a person who responds to such advertisement if the person was employed by the Surviving Corporation during the time that the Principal Stockholder was employed by the Surviving Corporation.

            5.11.3 If a neutral as part of ADR or a final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.11 is invalid or unenforceable, Parent and the Principal Stockholder agree that the neutral or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

       5.12 PUBLIC ANNOUNCEMENTS. Except as required by law or the rules and regulations of the American Stock Exchange or SEC, Parent and Merger Sub, on the one hand, and the Company on the other hand, will not make any public announcements or disclosures regarding this Agreement or the transactions contemplated hereby unless they have first obtained the consent of the other. In the event such a party believes that a disclosure is required by law or by rule or regulation as set out above, such party will first consult with the other party and obtain consent for a mutually worded disclosure, such consent not to be unreasonably withheld.

       5.13 401(K) PLAN. Prior to the Effective Time, the Company shall terminate its 401(k) plan effective as of the Effective Time. Parent hereby agrees that it will use its commercially reasonable efforts to cause its 401(k) plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to the Company's employees pursuant to the Company's 401(k) plan by reason of the transactions contemplated by this Agreement. Rollover amounts contributed to Parent's 401(k) plan in accordance with this Section 5.13 shall at all times be 100% vested and shall be invested in accordance with the provisions of Parent's 401(k) plan.

       5.14 TAX-FREE REORGANIZATION. Without limiting the Company's and the Principal Stockholders' rights under Section 6.3.4, Parent, Merger Sub and the Company shall each use their respective commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

       5.15 REGISTRATION STATEMENT AND PROSPECTUS; AMEX.

            5.15.1 As promptly as practicable after the execution of this Agreement, Parent will prepare and file with the SEC the Registration Statement. Each of Parent and the Company will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

            5.15.2 If at any time prior to the Effective Time (a) any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, the Company shall promptly inform Parent, (b) any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, Parent shall promptly inform the Company, and (c) in each such case Parent and the Company will cooperate in filing with the SEC and/or mailing to stockholders of the Company such amendment or supplement.

            5.15.3 Parent agrees to authorize for listing on the American Stock Exchange the shares of Parent Common Stock issuable in connection with the Merger, effective upon official notice of issuance.

       5.16 UPDATING DISCLOSURE SCHEDULES.

            5.16.1 Prior to the Closing, the Company may revise, supplement and update the Schedules hereto, but solely to reflect events occurring between the date of this Agreement and the Closing Date (including, without limitation, all matters referenced in the environmental report referred to in Section 3.15, regardless of when the events referenced therein occurred) as may be necessary in order to prevent a breach, omission or inaccuracy of any of the Company's representations and warranties contained in this Agreement as of the Closing Date. Each such revision, supplement or update of the Schedules shall constitute a modification of the representations and warranties of the Company contained in this Agreement; PROVIDED, HOWEVER, that if a Company Material Adverse Effect occurs as a result of the substance of any such revision, supplement or update, Parent shall have the right to terminate this Agreement pursuant to Section 6.2.10.

            5.16.2 Prior to the Closing, Parent may revise, supplement and update the Schedules hereto, but solely to reflect events occurring between the date of this Agreement and the Closing Date, as may be necessary in order to prevent a breach, omission or inaccuracy of any of Parent's representations and warranties contained in this Agreement as of the Closing Date. Each such revision, supplement or update of the Schedules shall constitute a modification of the representations and warranties contained in this Agreement; PROVIDED, HOWEVER, that if a Parent Material Adverse Effect occurs as a result of the substance of any such revision, supplement or update, the Company shall have the right to terminate this Agreement pursuant to Section 6.3.5.

       5.17 UPDATED FINANCIAL STATEMENTS. At any time prior to the Closing, the Company shall have the right to update its disclosure pursuant to Section 3.5 by revising, supplementing and updating the unaudited financial statements of the Company as of December 31, 2004 and for the year then ended referred to in
Section 3.5 (the "2004 UNAUDITED FINANCIAL STATEMENTS"), based on the advice of its accountants during the audit of the Company's 2004 financial statements (such financial statements after giving effect to all such revisions, supplements and updates, the "UPDATED FINANCIAL STATEMENTS"); PROVIDED, HOWEVER, that in the event that the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") reflected on the Updated Financial Statements as of the Closing equals 92.50% or less of the EBITDA reflected on the 2004 Unaudited Financial Statements, a Company Material Adverse Effect shall be deemed to have occurred, and Parent shall have the right to terminate this Agreement pursuant to Section 6.3.5.

       5.18 D&O TAIL INSURANCE. For a period of five years after the Effective Time, Parent will, or will cause the Surviving Corporation to, maintain in effect officers' and directors' liability insurance policy for Piasio and Hamer of comparable coverage and containing terms and conditions that are not substantively less advantageous to Piasio and Hamer than the Company's existing officers' and directors' liability insurance policy maintained for Piasio and Hamer; PROVIDED, HOWEVER, that in no event shall Parent or the Surviving Corporation, as the case may be, be required to expend in excess of an aggregate of $30,000 for such coverage for the entire five year period.

       5.19 ADDITIONAL COVENANTS OF PARENT. Parent shall cause Merger Sub to perform all obligations under this Agreement to be performed by Merger Sub and shall be jointly and severally liable with Merger Sub for any failure to so perform or other breach of any covenants, agreements, representations, warranties or other obligations hereunder.

       5.20 MERGER SUB. Prior to the Closing, Parent shall form Merger Sub as a Delaware corporation and a wholly-owned subsidiary of Parent. After such formation, and in any event prior to the Closing, Parent shall cause Merger Sub to execute and deliver a joinder agreement in customary form reasonably agreed to by Parent and the Company, pursuant to which Merger Sub shall become a party to this Agreement.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

       6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligation of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (unless waived by all parties hereto) at or prior to the Closing of each of the following conditions:

            6.1.1 No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated hereby.

            6.1.2 The SEC shall have declared the Registration Statement effective, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC, and all material filings under any applicable state or "blue sky" securities laws required to be made prior to the Closing in connection with the issuance of the Share Consideration shall have been made.

            6.1.3 There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any Governmental Entity that would prohibit or materially restrict the consummation of the transactions contemplated hereby.

            6.1.4 The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

            6.1.5 Stockholders of the Company holding a majority of the issued and outstanding shares of capital stock of the Company shall have adopted this Agreement.

            6.1.6 The sole stockholder of Merger Sub shall have adopted this Agreement.

            6.1.7 The occurrence of (a) the expiration of the 30-day period after the mailing of the Option Notices to the holders of the Company Options, as contemplated by Section 2.10, or (ii) the exercise of all outstanding Company Options, whichever occurs first.

       6.2 CONDITIONS PRECEDENT TO OBLIGATION OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (unless waived in writing by Parent) at or prior to the Closing of each of the following additional conditions:

            6.2.1 The representations and warranties of the Company and the Principal Stockholders contained in this Agreement, as updated pursuant to
Section 5.16, shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing; and the Company and the Principal Stockholders shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed by an authorized officer of the Company and each Principal Stockholder.

            6.2.2 The Company and the Principal Stockholders shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Closing; and the Company and the Principal Stockholders shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed by an authorized officer of the Company and the each Principal Stockholders.

            6.2.3 Parent shall have received the written resignations of the directors and the President and Treasurer of the Company, such directors and officers shall have executed general releases of known claims against the Company in form and substance reasonably satisfactory to Parent, and Parent shall have received copies of such releases.

            6.2.4 Parent and Merger Sub shall have received an opinion from Drummond Woodsum & MacMahon, counsel to the Company, in substantially the form of EXHIBIT G and dated as of the Closing Date.

            6.2.5 Parent shall have received the consent of its lender identified on SCHEDULE 6.2.5 to effect the Merger and consummate the transactions contemplated by this Agreement.

            6.2.6 The approvals or consents of the Governmental Entities and other Persons identified on SCHEDULE 6.2.6, required in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Company Material Adverse Effect, and all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Company Material Adverse Effect.

            6.2.7 Piasio shall have executed and delivered the Employment Agreement to Parent.

            6.2.8 Each "KEY EMPLOYEE" designated on SCHEDULE 6.2.8 shall have entered with Parent into a Nondisclosure, Noncompetition and Developments Agreement in the standard form generally used by Parents for U.S. based employees of Parent and its subsidiaries.

            6.2.9 As of the Closing Date, the aggregate number of Dissenting Shares shall not exceed 10% of the number of issued and outstanding shares of Company Stock.

            6.2.10 There shall not have been a Company Material Adverse Effect.

            6.2.11 The average per share closing price of Parent Common Stock as reported on the American Stock Exchange for the ten trading days ending two days prior to the Closing Date shall not be greater than $30.00.

       6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company and the Principal Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (unless waived by the Company and the Principal Stockholders) at or prior to the Closing of the following additional conditions:

            6.3.1 The representations and warranties of Parent and Merger Sub contained in this Agreement, as updated pursuant to Section 5.16, shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing; and Parent shall have delivered to the Stockholders' Representative a certificate to that effect, dated the date of the Closing and signed by an authorized officer of Parent.

            6.3.2 Parent and Merger Sub shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Closing; and Parent shall have delivered to the Stockholders' Representative a certificate to that effect, dated the date of the Closing and signed by an authorized officer of Parent.

            6.3.3 The stockholders of the Company shall have received an opinion from Foley Hoag LLP, counsel to Parent and Merger Sub, in substantially the form of EXHIBIT H and dated as of the Closing Date.

            6.3.4 The Company and its stockholders shall have received an opinion from its tax advisors, dated as of the Closing Date, in form and substance reasonably satisfactory to it, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, PROVIDED, HOWEVER, that if the Company's tax advisors do not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if counsel to Parent renders such opinion to the Company and its stockholders. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            6.3.5 There shall not have been a Parent Material Adverse Effect.

            6.3.6 The average per share closing price of Parent Common Stock as reported on the American Stock Exchange for the ten trading days ending two days prior to the Closing Date shall not be less than $20.00.

            6.3.7 Parent shall executed and delivered the Employment Agreement (including the warrant contemplated thereby) to Piasio.

            6.3.8 Parent shall have available for distribution in accordance with the terms and conditions of this Agreement the Share Consideration (having been registered under the Registration Statement), the Closing Cash Consideration and the Escrowed Cash Consideration.

            6.3.9 Merger Sub shall have been formed by Parent and executed and delivered the joinder agreement referred to in Section 5.20.

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                                   ARTICLE 7
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

       7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any party in this Agreement or any certificate delivered pursuant hereto shall survive the Closing, and continue in full force and effect: (a) in the case of the representations and warranties contained in Sections 3.1 (Organization, Subsidiaries), 3.3 (Authority for Agreement), 3.7 (Tax Matters), 3.15 (Environmental Matters), 4.1 (Corporate Status of Parent and Merger Sub), and 4.2 (Authority for Agreement), until the sixth (6th) anniversary of the Closing Date, (b) in the case of the representations and warranties contained in Section 3.2 (Capitalization) and in Section 4.4 (Capitalization) until 30 days after the expiration of the statute of limitations with respect to the matter to which the claim related (the representations and warranties referred to in clauses (a) and (b) above are collectively referred to herein as the "LONG TERM WARRANTIES"), and (c) in the case of any other representation or warranty contained in this Agreement or any certificate delivered pursuant hereto (collectively, the "SHORT TERM WARRANTIES") until the later of (i) the first anniversary of the Effective Date and (ii) March 31, 2006. Each of the agreements and covenants of the parties to this Agreement that are intended to survive the Closing and not the conditions to Closing contained in Article 6, shall survive the Closing and continue in full force and effect until such agreement or covenant has been fully performed or satisfied.

       7.2 INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS. Subject to the terms and conditions of this Article 7, the Principal Stockholders shall, severally and not jointly, in proportion to the Merger Consideration paid to each of them hereunder (without any right of contribution from the Company or any right of indemnification against the Company, but without waiving or limiting a Principal Stockholder's right to contribution from any other stockholder of the Company, including the rights to contribution and escrow set forth in the Consent, Waiver and Escrow Agreement) indemnify, defend and hold harmless Parent and each of its subsidiaries (including without limitation the Surviving Corporation) and each of their respective directors, officers, agents and Affiliates (collectively, the "PARENT INDEMNIFIED PERSONS") from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys' fees and disbursements) (collectively, "DAMAGES") suffered, incurred or paid by any Parent Indemnified Person which would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of the Company and the Principal Stockholders contained in this Agreement or in any certificate delivered pursuant hereto had been (with respect to representations and warranties) true, complete and correct and had been (with respect to covenants and agreements) fully performed and fulfilled (collectively, "PARENT CLAIMS"). With respect to any Parent Indemnified Person other than Parent, the parties acknowledge and agree that Parent is contracting on its own behalf and for such Parent Indemnified Person and Parent shall obtain and hold the rights and benefits provided for in this Section 7.2 in trust for and on behalf of such Parent Indemnified Person.

       For purposes of indemnification under this Section 7.2, any breach of any representation or warranty by the Company or the Principal Stockholders contained in this Agreement (or in any certificate delivered pursuant hereto) shall be deemed to constitute a breach of such representation or warranty notwithstanding any limitation or qualification as to materiality, including anything related to a Company Material Adverse Effect, set forth in such representation or warranty, it being the intention of the parties hereto that the limitations contained in Section 7.6 substitute for any such limitation or qualification as to materiality and that Parent Indemnified Persons shall be indemnified and held harmless from and against any and all Damages arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect subject to the limitations imposed in Section 7.6 .

       7.3 INDEMNIFICATION BY PARENT. Subject to the terms and conditions of this Article 7, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the stockholders of the Company and each of their respective directors, officers, agents and Affiliates (collectively, the "STOCKHOLDER INDEMNIFIED PERSONS") from and against any Damages suffered, incurred or paid by any Stockholder Indemnified Person which would not have been suffered, incurred or paid if all the representations, warranties, covenants and agreements of Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant hereto had been (with respect to representations and warranties) true, complete and correct and had been (with respect to covenants and agreements) fully performed and fulfilled (collectively, "STOCKHOLDER CLAIMS"). With respect to any Stockholder Indemnified Person other than the Stockholder Representative, Parent acknowledges and agrees that the Stockholder Representative is contracting on its own behalf and for such Stockholder Indemnified Person and the Stockholder Representative shall obtain and hold the rights and benefits provided for in this Section 7.3 in trust for and on behalf of such Stockholder Indemnified Person. With respect to any Stockholder Indemnified Person other than the Stockholders' Representative, the parties acknowledge and agree that the Stockholders' Representative is contracting on his own behalf and for each such Stockholder Indemnified Person and the Stockholder Representative shall obtain and hold the rights and benefits provided for in this Section 7.3 in trust for and on behalf of such Stockholder Indemnified Person.

       For purposes of indemnification under this Section 7.3, any breach of any representation or warranty by Parent or Merger Sub contained in this Agreement (or in any certificate delivered pursuant hereto) shall be deemed to constitute a breach of such representation or warranty notwithstanding any limitation or qualification as to materiality, including anything related to a Parent Material Adverse Effect, set forth in such representation or warranty, it being the intention of the parties hereto that the limitations contained in Section 7.6 substitute for any such limitation or qualification as to materiality and that Stockholder Indemnified Persons shall be indemnified and held harmless from and against any and all Damages arising out of or based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect subject to the limitations imposed in Section 7.6.

       7.4 PROCESS OF INDEMNIFICATION.

            7.4.1 In seeking to collect the amount of any Parent Claim or Stockholder Claim (each, a "CLAIM") with respect to which a Parent Indemnified Person or a Stockholder Indemnified Person (each, an "INDEMNIFIED PERSON"), respectively, is entitled to indemnification hereunder, such Indemnified Person shall first give Parent or the Principal Stockholders (each, an "INDEMNIFYING PERSON"), as the case may be, written notice of such Claim (the "INDEMNIFICATION NOTICE"), it being agreed that notice given to the Stockholders' Representative will be deemed to be sufficient notice to the Principal Stockholders. The

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Indemnification Notice shall contain a brief summary of the basis for the Claim.
If the Indemnifying Person does not dispute the basis or amount of any Claim within 30 days of receiving the Indemnification Notice, such Indemnified Person shall have the right promptly to recover indemnity as and to the extent provided herein. If the Indemnifying Person disagrees with the basis of a Claim or the amount of Damages caused thereby, then within 30 days of receiving the Indemnification Notice, the Indemnifying Person shall give notice to such Indemnified Person of such disagreement and, in that case, such Indemnified Person shall have no right to recover indemnity hereunder until such time, if at all, as (a) a final arbitration award specifying the amount of such Indemnified Person's recovery is awarded pursuant to the provisions of Article 9, in which case such Indemnified Person shall have the right promptly to recover the amount so specified (subject to the limitations contained in this Article 7), or (b) such Indemnified Person and the Indemnifying Person agree in writing to the amount of such Indemnified Person's recovery, in which case such Indemnified Person shall have the right promptly to recover the amount so agreed.

            7.4.2 If any third party shall notify any Indemnified Person of any matter which may give rise to a claim for indemnification under this Article 7, then such Indemnified Person shall notify the Indemnifying Person promptly in writing; PROVIDED, HOWEVER, that no delay on the part of such Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation hereunder unless (and then solely to the extent that) such Indemnifying Person is materially damaged thereby. If the Indemnifying Person notifies such Indemnified Person within 15 days after such Indemnified Person has given notice of the matter that the Indemnifying Person is assuming the defense thereof, (a) the Indemnifying Person will defend such Indemnified Person against the matter with counsel of its choice reasonably satisfactory to such Indemnified Person, (b) such Indemnified Person will cooperate in the defense of such matter and may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Person will be responsible for the fees and expenses of the separate co-counsel to the extent that such Indemnified Person concludes reasonably that the counsel the Indemnifying Person has selected has a conflict of interest), (c) such Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the prior written consent of the Indemnifying Person (not to be withheld unreasonably), and (d) the Indemnifying Person will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the prior written consent of such Indemnified Person (not to be withheld unreasonably); PROVIDED, HOWEVER, that if the Indemnifying Person receives a bona fide offer of settlement providing for a general release of such Indemnified Person from all liability with respect to the matter solely in exchange for cash, and such Indemnified Person does not consent to the settlement of the matter pursuant to such offer, then such Indemnified Person shall assume sole defense of such matter and the indemnity obligation of the Indemnifying Person with respect to such matter shall be limited to the amount set forth in the settlement offer. If the Indemnifying Person does not notify such Indemnified Person within 15 days after such Indemnified Person has given notice of the matter that the Indemnifying Person is assuming the defense thereof, however, such Indemnified Person may defend against, or enter into any settlement with respect to, the matter in any manner it may reasonably deem appropriate.

       7.5 EXTENSION OF TIME TO SATISFY OBLIGATION. Notwithstanding the other provisions of this Article 7 to the contrary, in each case where the Principal Stockholders become obligated to indemnify one or more Parent Indemnified Persons pursuant to the provisions of this Article 7, then (a) if the aggregate amount of indemnification payments to all such Parent Indemnified Persons is equal to or greater than $1,000,000 but does not exceed $3,000,000, then the Principal Stockholders may satisfy such indemnification obligation within 30 days from the date they become so obligated, and (ii) if the aggregate amount of indemnification payments to all such Parent Indemnified is greater than $3,000,000, then the Principal Stockholders may satisfy such indemnification obligation within 60 days from the date they become so obligated.

       7.6 LIMITATIONS ON INDEMNIFICATION.

            7.6.1 The indemnification provisions contained in this Article 7 shall be the sole remedy for all Claims (it being understood, however, that the provisions of this Article 7 do not apply with respect to the Employment Agreement and the warrant contemplated thereby).

            7.6.2 Except as provided in Section 7.6.8, the indemnification provided for in this Article 7 shall not apply to a Claim that is made after the expiration of the relevant survival period, if any, as provided in Section 7.1.

            7.6.3 With respect to a breach of a representation or warranty set forth in Section 3.26 by a Principal Stockholder, only the Principal Stockholder making such representation or warranty shall be liable.

            7.6.4 An Indemnifying Person shall not have any obligation to indemnify Indemnified Persons from and against any Damages caused by or arising from a breach of any representation or warranty unless and until the aggregate amount of all such Damages exceeds $500,000 (the "THRESHOLD AMOUNT"). No individual Claim involving Damages of less than $5,000 (a "MINOR CLAIM") shall be included in any determination of whether the Threshold Amount has been reached. Once the aggregate Damages from all Claims do exceed the Threshold Amount, the Indemnifying Person shall indemnify the Indemnified Persons from and against the total amount of such Damages, including the Threshold Amount but excluding all Minor Claims.

            7.6.5 The total liability of the Indemnifying Persons under this
Article 7 for any and all Claims related solely to a breach of the Short Term Warranties shall be limited to $6,500,000 (or as between the Principal Stockholders $5,092,489 as to Piasio, and $1,407,511 as to Hamer). The total liability of the Indemnifying Persons under this Article 7 for Claims related to any other matter, including without limitation breaches of the Long Term Warranties, shall be unlimited; PROVIDED, HOWEVER, that in no event shall any Principal Stockholder be liable pursuant to this Article 7 for an amount in excess of the aggregate value of the Merger Consideration received by such Principal Stockholder (including any Escrowed Cash Consideration to which such Principal Stockholder may be entitled). For purposes of the provisions of this
Section 7.6.5, each share of Parent Common Stock shall be deemed to have a value of $24.00.

            7.6.6 In no event shall any Indemnifying Person be liable to any Indemnified Person for punitive or consequential damages; PROVIDED, HOWEVER, that the Indemnifying Person may be liable to an Indemnified Person for punitive or consequential damages awarded against such Indemnified Party in favor of an unaffiliated third Person.


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


            7.6.7 Notwithstanding the other provisions of this Article 7 to the contrary, the Parent Indemnified Persons shall not be entitled to bring a Parent Claim against the Principal Stockholders in connection with any breach by the Company of any representation or warranty contained in this Agreement, if Parent had, as of the execution of this Agreement, Knowledge that such representation or warranty was not true, correct or complete. Notwithstanding the other provisions of this Article 7 to the contrary, the Stockholder Indemnified Persons shall not be entitled to bring a Stockholder Claim against Parent and the Surviving Corporation in connection with any breach by the Parent or the Surviving Corporation of any representation or warranty contained in this Agreement, if the Company had, as of the execution of this Agreement, Knowledge that such representation or warranty was not true, correct or complete.

            7.6.8 None of the limitations set forth in this Section 7.6 shall in any manner limit the liability or indemnification obligations of the Indemnifying Persons: (i) with respect to fraud or willful misconduct, (ii) with respect to breach of the provisions of Section 5.11, (iii) for any of the Parent's obligations to effect payment of the Merger Consideration hereunder, including payment of the Contingent Cash Consideration if and when earned, or
(iv) to the extent that the Transaction Expenses are greater than the amount of the Transaction Expenses set forth in the Expense Certificate (but only if and to the extent an Excess Amount exists).

                                   ARTICLE 8
                       TERMINATION; EFFECT OF TERMINATION

       8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            8.1.1 by mutual written consent of Parent and the Company;

            8.1.2 by Parent or Merger Sub if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Stockholders and such breach has not been cured within 10 business days after written notice to the Company or the Principal Stockholders, as applicable (provided, that neither Parent nor Merger Sub is in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.2.1 or Section 6.2.2, as the case may be, will not be satisfied;

            8.1.3 by the Company and the Principal Stockholders if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within 10 business days after written notice to Parent and Merger Sub (provided, that the Company or one or more Principal Stockholders is not in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 6.3.1 or Section 6.3.2, as the case may be, will not be satisfied; or

            8.1.4 by either Parent or the Company and the Principal Stockholders if the Closing shall not have occurred on or before April 30, 2005 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 8.1.4 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the


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


Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

       8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to the other party (except for any liability of a party then in breach of any of its representations, warranties, covenants or agreements hereunder); PROVIDED, HOWEVER, that the provisions of Section 5.7.1 (Confidentiality), Section 5.12 (Public Announcements), Article 7 (Survival of Representations; Indemnification), this
Section 8.2, Article 9 (Dispute Resolution) and Article 10 (Miscellaneous) shall survive such termination.

                                   ARTICLE 9
                               DISPUTE RESOLUTION

       9.1 ALTERNATIVE DISPUTE RESOLUTION. The parties recognize that from time to time a dispute may arise relating to a party's rights or obligations under this Agreement. The parties agree that, subject to Section 9.15, any such dispute shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth in this Article 9, which shall be the sole and exclusive procedures for the resolution of any such disputes, and the result of which shall be binding upon the parties.

       9.2 AMICABLE RESOLUTION. To begin the ADR process, either Parent or the Stockholders' Representative, as the case may be, first must send written notice of the dispute to the other for attempted resolution by good faith negotiations between the Stockholders' Representative and Parent (represented by an officer) within 30 days after such notice is received. If the matter has not been resolved within 30 days of the notice of dispute, or if Parent and the Stockholders' Representative fail to meet within such 30 days, either Parent or the Stockholders' Representative may initiate an ADR proceeding as provided in this Article 9. Parent and the Stockholders' Representative shall have the right to be represented by counsel in such a proceeding.

       9.3 COMMENCING ADR PROCESS. To begin an ADR proceeding, Parent or the Stockholders' Representative, as applicable, shall provide written notice to the other party of the issues to be resolved by ADR. Within 14 days after its receipt of such notice, the non-initiating party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

       9.4 SELECTION OF NEUTRAL. Within 21 days following receipt of the original ADR notice, Parent and the Stockholders' Representative shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If Parent and the Stockholders' Representative are unable to agree on a mutually acceptable neutral within such period, either Parent or the Stockholders' Representative may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

            9.4.1 The CPR shall submit to Parent and the Stockholders' Representative a list of not less than five candidates within 14 days after receipt of the request, along with a

Curriculum Vitae for each candidate. Each candidate shall have at least five years of experience in the medical device manufacturing fields and shall have no conflict of interest in deciding disputes between Parent and the stockholders of the Company. Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

            9.4.2 Each of Parent and the Stockholders' Representative shall number the candidates in order of preference (with the number one signifying the greatest preference) and shall deliver the list to the CPR within seven days following receipt of the list of candidates. If either Parent or the Stockholders' Representative believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

            9.4.3 If Parent and the Stockholders' Representative collectively have identified fewer than three candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom Parent and the Stockholders' Representative collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If Parent and the Stockholders' Representative collectively have identified three or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom Parent and the Stockholders' Representative together have indicated the greatest preference, or (ii) issue a new list of not less than five candidates, in which case the procedures set forth in Sections 9.4.1 through 9.4.3 shall be repeated.

       9.5 TIME AND PLACE OF HEARING. No earlier than 30 days or later than 60 days after selection, the neutral shall hold a hearing to resolve each of the issues identified by Parent and the Stockholders' Representative. The ADR proceeding shall take place in Boston, Massachusetts at a place agreed upon by Parent and the Stockholders' Representative. If Parent and the Stockholders' Representative cannot agree, the neutral shall designate a place located in Boston, Massachusetts other than the principal place of business of either party or any of their subsidiaries or affiliates.

       9.6 MATERIAL TO BE SUBMITTED. At least seven days prior to the hearing, each of Parent and the Stockholders' Representative shall submit the following to the other party and the neutral:

                 (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

                 (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                 (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one page per issue; and


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


                 (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed 20 pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       9.7 LIMITED DISCOVERY. Each of Parent and the Stockholders' Representative may conduct limited discovery of the other party only as follows:

            9.7.1 Each party may request the other party to respond to a cumulative total of no more than 20 interrogatories, such interrogatories not having any subquestions and giving the other party at least 10 days to respond.

            9.7.2 Each party may request the other party to produce any documents identified or referred to by the answers to interrogatories, statement of issues or by witnesses in depositions, provided that such requests may not seek general categories of documents not otherwise identified and such requests must provide the other party at least 10 days to produce the documents. General requests for document production is prohibited in the ADR contemplated by hereby.

            9.7.3 Each party may take the depositions of not more than four witnesses on not less than five business days prior notice, provided that no deposition may last more than four hours and witnesses shall be required to answer questions over objections except objections as to self-incrimination or attorney-client privilege, and further provided that each party shall make available for deposition if requested and within the above limits any person employed by them.

            9.7.4 To the extent any dispute arises between the parties regarding these limited discovery procedures, such disputes shall be fully and finally resolved by the neutral after a telephone conference with the parties or their legal counsel.

            9.7.5 The neutral shall cooperate with the parties to schedule the merits hearing in such a way as to reasonably accommodate the requested discovery of the parties.

       9.8 NO OTHER DISCOVERY. Except as expressly set forth in this Sections
9.6 and 9.7, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

       9.9 PROCEDURES FOR HEARING. The hearing shall be conducted on two consecutive days and shall be governed by the following rules:

            9.9.1 Each of Parent and the Stockholders' Representative shall be entitled to five hours of hearing time to present its case. The neutral shall determine whether each party has had the five hours to which it is entitled.

            9.9.2 Each of Parent and the Stockholders' Representative shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.


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


            9.9.3 The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

            9.9.4 Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

            9.9.5 Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

       9.10 POST HEARING BRIEFS. Within seven days following completion of the hearing, each of Parent and the Stockholders' Representative may submit to the other party and the neutral a post-hearing brief in support of such party's proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed 10 pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       9.11 RULING. The neutral shall rule within 14 days following completion of the hearing with only the final award, if any. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

       9.12 FEES AND EXPENSES. The neutral shall be paid a reasonable fee plus expenses, and such fees and expenses and any other expenses relating to the ADR proceedings (other than the fees and expenses of the parties), such as for a court reporter and the hearing room, shall be paid one-half by each party. In addition, each party shall bear its own legal and other fees and expenses (including attorney's and expert witness fees and expenses) in connection with the ADR proceedings. Notwithstanding the foregoing, in the event the neutral concludes that the ADR proceedings were frivolous or brought or prosecuted in bad faith, the neutral shall have the authority to rule that all such fees and expenses (including the legal fees and expenses of the prevailing party) shall be paid by the losing party.

       9.13 RULING FINAL. The rulings of the neutral (and, if applicable, the allocation of fees and expenses) shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

       9.14 CONFIDENTIALITY. Except as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed confidential information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

       9.15 COURT PROCEEDINGS. Notwithstanding the provisions of this Article 9, either Parent or the Stockholders' Representative may initiate an action in a court of competent jurisdiction and may seek temporary and preliminary injunctive relief as necessary to protect the interests of Parent or the stockholders of the Company pending the ADR. In such case, the court shall be free to act on all requests for temporary and preliminary injunctive relief, but shall stay the action in all other respects pending the ADR (which the court may compel). If any such action is still pending at the time of the neutral's ruling, either Parent or the Stockholders' Representative may apply to such court for entry of judgment on, and enforcement of, the neutral's ruling, including without limitation any equitable relief awarded by the neutral.

                                   ARTICLE 10
                                  MISCELLANEOUS

       10.1 AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by Parent, the Company and the Stockholders' Representative.

       10.2 WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

       10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of laws of The Commonwealth of Massachusetts or any other jurisdiction; PROVIDED, HOWEVER, that the implementation and effect of the Merger shall be pursuant to and governed by the laws of the State of Delaware.

       10.4 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt followed by confirmation by reputable courier service, sent via a reputable courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed (with respect to facsimile notices, it being understood however, that subject to receipt of the courier confirmation, the notice shall be deemed to have been given upon receipt of the facsimile notice as confirmed):

            To Parent or Merger Sub:

            Inverness Medical Innovations, Inc.
            51 Sawyer Road, Suite 200
            Waltham, MA  02453
            Attention:  Ron Zwanziger, Chairman and Chief Executive Officer and
                        Paul T. Hempel, General Counsel
            Facsimile No.:  (617) 647-3939


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


            with a copy to:

            William R. Kolb, Esq.
            Foley Hoag LLP
            155 Seaport Boulevard
            Boston, Massachusetts  02210
            Facsimile:  (617) 832-7000

            To the Company:

            Binax, Inc.
            217 Read Street
            Portland, ME  04103
            Attention:  Roger N. Piasio
            Facsimile No.:  (207) 842-7575

            with a copy to:

            Michael E. High, Esq.
            Drummond Woodsum & MacMahon
            245 Commercial Street
            Portland, Maine  04104
            Facsimile No.:  (207) 772-3627

            To the Stockholders' Representative:

            Roger N. Piasio
            233 Foreside Rd.
            Cumberland, Maine  04110
            Facsimile No.: (207) 829-5812

            with a copy to:

            Michael E. High. Esq.
            Drummond Woodsum & MacMahon
            245 Commercial Street
            Portland, Maine  04104
            Facsimile No.:  (207) 772-3627

       10.5 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (including the Employment Agreement and the warrant contemplated thereunder) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

       10.6 BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto and the Indemnified Persons (and such parties' and the Indemnified Persons' respective successors and assigns) any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law (except upon the death or disability of a Principal Stockholder) or otherwise, without the written consent of Parent, the Company and the Stockholders' Representative (which consent shall not be unreasonably withheld, delayed or conditioned); PROVIDED, HOWEVER, that the consent of the Company and the Stockholder Representative shall not be required for: (a) an assignment by Parent of any or all of its rights (but not obligations) hereunder to any one or more of its lenders; (b) an assignment by Parent of this Agreement and its rights and obligations hereunder to any one or more of its Affiliates, provided that (i) such Affiliate agrees in writing to assume and fulfill all of Parent's obligations under this Agreement, and (ii) Parent shall remain liable and responsible for such fulfillment by its Affiliate; (c) an assignment by Parent of this Agreement and its rights and obligations hereunder in connection with the sale, however effected (whether through a merger, sale of stock, sale of all or substantially all of the assets, or a similar business combination) of the Surviving Corporation or of Parent's point-of-care business, provided that
(i) the acquiror agrees in writing to assume and fulfill all of Parent's obligations under this Agreement, and (ii) Parent shall remain liable and responsible for such fulfillment by the acquiror; and (d) an assignment by Parent of this Agreement and its rights and obligations hereunder in connection with the sale, however effected (whether through a merger, sale of stock, sale of all or substantially all of the assets, or a similar business combination) of all or substantially all of the stock or assets of Parent, provided that the acquiror agrees in writing to assume and fulfill the obligations of Parent under this Agreement.

       10.7 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

       10.8 INTERPRETATION. This Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of which party drafted this Agreement, or any particular provision hereof, or supplied the form of Agreement.

       10.9 COUNTERPARTS; FACSIMILES. This Agreement may be executed and delivered by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as an agreement under seal as of the date first above written.


                                         INVERNESS MEDICAL INNOVATIONS, INC.


                                         By: /s/ PAUL T. HEMPEL
                                            -------------------------------
                                         Name: PAUL T. HEMPEL
                                              -----------------------------
                                         Title: GENERAL COUNSEL
                                               ----------------------------





                                         BINAX, INC.


                                         By: /s/ ROGER N. PIASIO
                                            -------------------------------
                                         Name: ROGER N. PIASIO
                                              -----------------------------
                                         Title: PRESIDENT
                                               ----------------------------



                                         /s/ ROGER N. PIASIO
                                         ----------------------------------
                                         ROGER N. PIASIO, in his individual
                                         capacity and in his capacity as
                                         Stockholders' Representative



                                         /s/ MYRON C. HAMER
                                         -----------------------------------
                                         MYRON C. HAMER

LIST OF EXHIBITS
----------------
Exhibit A                        Form of Certificate of Merger

Exhibit B                        Description of Products

Exhibit C                        R&D Budget

Exhibit D                        Form of Consent, Waiver and Escrow Agreement

Exhibit E                        Form of Company Consent

Exhibit F                        Form of Employment Agreement

Exhibit G                        Form of Legal Opinion of Drummond Woodsum & MacMahon

Exhibit H                        Form of Legal Opinion of Foley Hoag

LIST OF BINAX SCHEDULES
-----------------------

Schedule 3.1                     Foreign Qualifications, Subsidiaries, Officers, Directors etc.

Schedule 3.2                     List of Shareholders and Optionholders

Schedule 3.4                     Noncontravention

Schedule 3.5                     Bonuses, Profit Sharing Payment and Salary Increases Made or Effected Prior to Closing

Schedule 3.6                     Material Adverse Changes Since December 31, 2004

Schedule 3.7                     Tax Matters

Schedule 3.8                     Assets and Properties

Schedule 3.9                     Intellectual Property

Schedule 3.10                    Compliance with Laws

Schedule 3.11                    Regulatory Matters

Schedule 3.12                    Litigation

Schedule 3.13                    Employee Benefit Plans

Schedule 3.14                    Employment Matters

Schedule 3.15                    Environmental Matters

Schedule 3.16                    Certain Agreements

Schedule 3.17                    Brokers

Schedule 3.18                    Insurance

Schedule 3.19                    Customers and Suppliers

Schedule 3.20                    Banking Relationships

Schedule 3.21                    Inventory as of December 31, 2004

Schedule 3.22                    Warranty and Indemnity Provisions in Sales Contracts

INVERNESS DISCLOSURE SCHEDULES
------------------------------
Schedule 4.3                     Noncontravention

Schedule 4.5                     Qualification and Representations

Schedule 4.8                     Litigation

Schedule 5.1                     Permitted Actions Prior to Closing

Schedule 6.2.5                   Parent Lenders

Schedule 6.2.6                   Required Consents

Schedule 6.2.8                   Key Employees